CREDIT AGREEMENT

                                 among

                              JOTAN, INC.,

                         SHC ACQUISITION CORP.
                              as borrower
                          who will merge into
                      SOUTHLAND HOLDING COMPANY,

                            BANQUE PARIBAS
                               as Agent,

                                 and
                       the lenders named herein

                           28 February 1997


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                              TABLE OF CONTENTS


ARTICLE 1 - Definitions................................................. 1
Section 1.1   Definitions............................................... 1
Section 1.2   Other Definitional Provisions............................ 20
Section 1.3   Accounting Terms and Determinations...................... 20
Section 1.4   Time of Day.............................................. 21

ARTICLE 2 - Revolving Credit Facility.................................. 21
Section 2.1   Revolving Commitments.................................... 21
Section 2.2   Notes.................................................... 21
Section 2.3   Repayment of Revolving Loans............................. 21
Section 2.4   Use of Proceeds.......................................... 22
Section 2.5   Revolving Commitment Fee................................. 22
Section 2.6   Termination or Reduction of Revolving Commitments........ 22
Section 2.7   Letters of Credit........................................ 22

ARTICLE 3 - Acquisition Loans.......................................... 25
Section 3.1   Acquisition Commitments.................................. 25
Section 3.2   Acquisition Notes........................................ 25
Section 3.3   Repayment of Acquisition Loans........................... 26
Section 3.4   Use of Proceeds of Acquisition Loans..................... 26
Section 3.5   Acquisition Commitment Fee............................... 26
Section 3.6   Termination or Reduction of Acquisition Commitments...... 26

ARTICLE 4 - Term A Loan................................................ 27
Section 4.1   Term A Commitments....................................... 27
Section 4.2   Term A Notes............................................. 27
Section 4.3   Repayment of Term A Loans................................ 27
Section 4.4   Use of Proceeds.......................................... 28

ARTICLE 5 - Term B Loan................................................ 28
Section 5.1   Term B Commitments....................................... 28
Section 5.2   Term B Notes............................................. 28
Section 5.3   Repayment of Term B Loans................................ 28
Section 5.4   Use of Proceeds.......................................... 30

ARTICLE 6 - Interest and Fees.......................................... 30
Section 6.1   Interest Rate............................................ 30
Section 6.2   Determinations of Margins................................ 30
Section 6.3   Payment Dates............................................ 31
Section 6.4   Default Interest......................................... 32
Section 6.5   Conversions and Continuations of Accounts................ 32
Section 6.6   Computations............................................. 32

ARTICLE 7 - Administrative Matters..................................... 32
Section 7.1   Borrowing Procedure...................................... 32
Section 7.2   Minimum Amounts.......................................... 33
Section 7.3   Certain Notices.......................................... 33
Section 7.4   Prepayments.............................................. 34
Section 7.5   Method of Payment........................................ 36
Section 7.6   Pro Rata Treatment....................................... 37
Section 7.7   Sharing of Payments...................................... 37
Section 7.8   Non-Receipt of Funds by the Agent........................ 37
Section 7.9   Withholding Taxes........................................ 38
Section 7.10  Withholding Tax Exemption................................ 38
Section 7.11  Participation Obligations Absolute;
               Failure to Fund Participation........................... 39

ARTICLE 8 - Yield Protection and Illegality............................ 39
Section 8.1   Additional Costs......................................... 39
Section 8.2   Limitation on Libor Accounts............................. 41
Section 8.3   Illegality............................................... 42
Section 8.4   Treatment of Affected Loans.............................. 42
Section 8.5   Compensation............................................. 42
Section 8.6   Capital Adequacy......................................... 43
Section 8.7   Replacement/Payoff of Affected Bank...................... 43

ARTICLE 9 - Conditions Precedent....................................... 44
Section 9.1   Initial Loan and Letter of Credit........................ 44
Section 9.2   Acquisitions Loans....................................... 48
Section 9.3   All Loans and Letters of Credit.......................... 51

ARTICLE 10 - Representations and Warranties............................ 52
Section 10.1  Corporate Existence...................................... 52
Section 10.2  Financial Condition...................................... 52
Section 10.3  Corporate Action; No Breach.............................. 53
Section 10.4  Operation of Business.................................... 54
Section 10.5  Litigation and Judgments................................. 54
Section 10.6  Rights in Properties; Liens.............................. 54
Section 10.7  Enforceability........................................... 54
Section 10.8  Approvals................................................ 54
Section 10.9  Debt..................................................... 54
Section 10.10 Taxes.................................................... 54
Section 10.11 Margin Securities........................................ 55
Section 10.12 ERISA.................................................... 55
Section 10.13 Disclosure............................................... 55
Section 10.14 Subsidiaries; Capitalization............................. 55
Section 10.15 Agreements............................................... 56
Section 10.16 Compliance with Laws..................................... 56
Section 10.17 Investment Company Act................................... 56
Section 10.18 Public Utility Holding Company Act....................... 56
Section 10.19 Environmental Matters.................................... 56
Section 10.20 Transaction Documents.................................... 57
Section 10.21 Broker's Fees............................................ 58
Section 10.22 Employee Matters......................................... 58
Section 10.23 Solvency................................................. 58

ARTICLE 11 - Positive Covenants........................................ 58
Section 11.1  Reporting Requirements................................... 58
Section 11.2  Maintenance of Existence; Conduct
               of Business............................................. 61
Section 11.3  Maintenance of Properties................................ 61
Section 11.4  Taxes and Claims......................................... 61
Section 11.5  Insurance................................................ 61
Section 11.6  Keeping Books and Records................................ 61
Section 11.7  Compliance with Laws..................................... 61
Section 11.8  Compliance with Agreements............................... 62
Section 11.9  Further Assurances; Exception to
               Perfection and Collateral Matters....................... 62
Section 11.10 ERISA.................................................... 64
Section 11.11 Interest Rate Protection................................. 64
Section 11.12 Inspection; Bank Meeting................................. 65
Section 11.13 Acquisition Agreements................................... 65
Section 11.14 Asset Transfer........................................... 65

ARTICLE 12 - Negative Covenants........................................ 65
Section 12.1  Debt..................................................... 66
Section 12.2  Limitation on Liens and Restrictions on
               Subsidiaries............................................ 67
Section 12.3  Mergers, Etc............................................. 68
Section 12.4  Restricted Junior Payments............................... 69
Section 12.5  Investments.............................................. 70
Section 12.6  Limitation on Issuance of Capital Stock.................. 71
Section 12.7  Transactions With Affiliates............................. 72
Section 12.8  Disposition of Assets.................................... 72
Section 12.9  Sale and Leaseback....................................... 72
Section 12.10 Lines of Business........................................ 72
Section 12.11 Management Fees and Compensation......................... 73

ARTICLE 13 - Financial Covenants....................................... 73
Section 13.1  Total Debt to EBITDA..................................... 73
Section 13.2  Interest Coverage........................................ 73
Section 13.3  Fixed Charge Coverage.................................... 74
Section 13.4  Capital Expenditure Limits............................... 74
Section 13.5  EBITDA................................................... 75
Section 13.6  Net Worth................................................ 76

ARTICLE 14 - Default................................................... 76
Section 14.1  Events of Default........................................ 76
Section 14.2  Remedies................................................. 79
Section 14.3  Cash Collateral.......................................... 80
Section 14.4  Performance by the Agent................................. 80
Section 14.5  Setoff................................................... 80
Section 14.6  Continuance of Default................................... 81

ARTICLE 15 - The Agent................................................. 81
Section 15.1  Appointment, Powers and Immunities....................... 81
Section 15.2  Rights of Agent as a Bank................................ 82
Section 15.3  Defaults................................................. 82
Section 15.4  Indemnification.......................................... 82
Section 15.5  Independent Credit Decisions............................. 83
Section 15.6  Several Commitments...................................... 83
Section 15.7  Successor Agent.......................................... 83
Section 15.8  Agent Fee................................................ 84
Section 15.9  Authorized Actions....................................... 84

ARTICLE 16 - Miscellaneous............................................. 84
Section 16.1  Expenses................................................. 84
Section 16.2  Indemnification.......................................... 85
Section 16.3  Limitation of Liability.................................. 85
Section 16.4  No Duty.................................................. 86
Section 16.5  No Fiduciary Relationship................................ 86
Section 16.6  Equitable Relief......................................... 86
Section 16.7  No Waiver; Cumulative Remedies........................... 86
Section 16.8  Successors and Assigns................................... 86
Section 16.9  Survival................................................. 89
Section 16.10 ENTIRE AGREEMENT......................................... 89
Section 16.11 Amendments............................................... 89
Section 16.12 Maximum Interest Rate.................................... 90
Section 16.13 Notices.................................................. 90
Section 16.14 Governing Law; Venue; Service of Process................. 91
Section 16.15 Counterparts............................................. 91
Section 16.16 Severability............................................. 91
Section 16.17 Headings................................................. 91
Section 16.18 Non-Application of Chapter 15 of
               Texas Credit Code....................................... 91
Section 16.19 Construction............................................. 91
Section 16.20 Independence of Covenants................................ 92
Section 16.21 WAIVER OF JURY TRIAL..................................... 92

                          INDEX TO EXHIBITS


               Exhibit            Description of Exhibit

               "A"                Revolving Note
               "B"                Acquisition Note
               "C"                Term A Note
               "D"                Term B Note
               "E"                Borrowing Base Report
               "F"                Subsidiary Guaranty
               "G"                Holding Guaranty
               "H"                Holding Security Agreement
               "I"                Borrower Security Agreement
               "J"                Subsidiary Security Agreement
               "K"                Assignment and Acceptance
               "L"                Compliance Certificate



                       INDEX TO SCHEDULES

               Schedule           Description of Schedule

               1.1(a)             Mortgaged Property
               1.1(b)             Pro Forma
               1.1(c)             Previous Debt
               10.2               Projections
               10.5               Existing Litigation
               10.14              Subsidiaries; Capitalization
               10.22              Employee Matters
               11.9               Pledged Deposit Accounts
               12.1               Debt
               12.2               Liens

                             CREDIT AGREEMENT

    THIS CREDIT AGREEMENT (the "Agreement"), dated as of February 28, 1997, is among JOTAN, INC., a corporation duly organized and validly existing under the laws of the State of Florida ("Holding"), SHC ACQUISITION CORP., a corporation duly organized and validly existing under the laws of the State of Florida("Borrower" but after the Acquisition Merger the term "Borrower" shall mean SOUTHLAND HOLDING COMPANY, as successor in interest by merger to SHC Acquisition Corp.), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof pursuant to Section 16.8 hereof (individually, a "Bank" and, collectively, the "Banks"), and BANQUE PARIBAS, a bank organized under the laws of the Republic of France, individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, together with its successors in such capacity, the "Agent").

                             R E C I T A L S:

    The Borrower and Holding have requested that the Banks extend credit to the Borrower in the form of a revolving credit facility, two term loan facilities, and an acquisition loan facility. The Banks are willing to extend such credit to the Borrower upon the terms and conditions hereinafter set forth.

    NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                ARTICLE 1

                               Definitions

    Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

"Account" means either a Prime Rate Account or a Libor Account.

"Acquisition Commitment" means, as to any Bank and as of any date of determination, the obligation of such Bank to make advances of funds from time to time in an aggregate principal amount at any time outstanding up to but not exceeding the sum of (a) the amount set forth opposite the name of such Bank on the signature pages hereto (or if applicable, in its Assignment and Acceptance) under the heading "Acquisition Commitment" as the same may be reduced or terminated pursuant to Section 3.6, Section 8.7 or Section 14.2 minus (b) all Acquisition Loans made or held by such Bank to the date of determination. The aggregate amount of the Acquisition Commitments of all Banks equals Ten Million Dollars ($10,000,000) on the Closing Date.

"Acquisition Merger" means the merger of Borrower with and into Southland, with Southland as the surviving Person.

"Acquisition Termination Date" means February 28, 2002.

"Acquisition Loans" means, as to any Bank, the advances made or held by such Bank pursuant to Section 3.1 and as to all Banks, all the advances made or held by the Banks pursuant to Section 3.1. The term "Acquisition Loan" shall mean, as to any Bank, the advance made or held by such Bank pursuant to
Section 3.1 on a day to finance a Permitted Acquisition identified pursuant to
Section 9.2 and as to all Banks, the advances made or held by the Banks pursuant to Section 3.1 on such day to finance such Permitted Acquisition.

"Acquisition Notes" means the promissory notes provided for by Section
3.2 and all amendments or other modifications thereof.

"Additional Costs" has the meaning specified in Section 8.1.

"Additional Mortgaged Properties" has the meaning specified in
Section 11.9(b).

"Adjusted Libor Rate" means, for any Libor Account for any Interest
Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to the Libor Rate for such Libor Account for such Interest Period divided by 1 minus the Reserve Requirement for such Libor Account for such Interest Period.

"Adjusted Target EBITDA" has the meaning specified in Subsection
9.2(c)(v)(B).

"Adjustment Date" has the meaning specified in Section 6.2.

"Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Agent or any Bank be deemed an Affiliate of Holding or any Subsidiaries.

"Agent" has the meaning set forth in the introductory paragraph of this Agreement.

"Agreement" has the meaning set forth in the introductory paragraph of this Agreement, as the same may be amended or otherwise modified.

"Applicable Lending Office" means for each Bank and each Type of Account, the lending office of such Bank (or of an Affiliate of such Bank) designated for such Account below its name on the signature pages hereof or in its Assignment and Acceptance or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower and the Agent as the office by which its Loans subject to Accounts of such Type are to be made and maintained.

"Applicable Rate" has the meaning set forth in Section 6.1 hereof.

"Asset Disposition" means the disposition whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any or all of the assets of Holding or any Subsidiaries other than (a) sales of inventory in the ordinary course of business and (b) the Asset Transfer.

"Asset Transfer" means the transfer of all assets of Holding (other than the stock of Borrower and, unless the Agent otherwise directs, the Mortgaged Property located in Thomasville Georgia but including the stock of Atlantic Bag and Paper Company) to Borrower.

"Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its assignee and accepted by the Agent pursuant to Section
16.8 hereof, in substantially the form of Exhibit "K" hereto.

"Bank" has the meaning set forth in the introductory paragraph of this Agreement.

"Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

"Borrower Security Agreement" means the security agreement between the Borrower and Agent for the benefit of itself and the Banks, in substantially the form of Exhibit "I", as the same may be amended or otherwise modified.

"Borrowing Base" means, at any time and calculated without duplication based on the report most recently delivered at such time pursuant to Section 11.1(d), an amount equal to the sum of (a) the aggregate amount of Eligible Accounts multiplied by eighty-five percent (85%) plus (b) Eligible Inventory multiplied by sixty percent (60%) minus (c) an amount equal to all amounts then owed to Thomas J. Gilligan which are secured by a Lien on treasury shares of Southland.

"Borrowing Base Report" means a report in substantially the form of Exhibit "E" hereto properly completed and executed by an authorized officer of Holding.

"Business Day" means (a) any day excluding Saturday, Sunday and any day which either is a legal holiday under the laws of the States of New York, Texas and Florida or is a day on which banking institutions located in any such States are closed, and (b), with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Loans subject to Libor Accounts, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

"Calculation Period" has the meaning specified in Section 6.2.

"Capital Expenditures" means, for any period, all expenditures of Holding and its Subsidiaries which are classified as capital expenditures in accordance with GAAP including all such expenditures associated with Capital Lease Obligations but excluding, to the extent included, any such expenditures made in connection with an acquisition funded with the proceeds of Acquisition Loans.

"Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

"Capitalization Documents" means, collectively: (a) any or all of the stock certificates representing the Holding Series B Stock and the series A preferred stock of Holding; (b) the Stock and Warrant Purchase Agreement and the warrants issued pursuant thereto; (c) each document governing the issuance of, or setting forth the terms of, Holding Series B Stock, the series A preferred stock of Holding and such warrants; and (d) any stockholders agreement among the holders of Holding's capital stock.

"Closing Date" means March 4, 1997.

"Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

"Collateral" means the property in which Liens have been granted pursuant to the Collateral Documents, whether such Liens are now existing or hereafter arise.

"Collateral Documents" means the Mortgages, the Holding Security
Agreement, the Borrower Security Agreement, the Subsidiary Security Agreements and all documentation executed and delivered pursuant to the terms thereof.

"Commitment Percentage" means, as to any Bank, the percentage equivalent of the amount of the Commitments of such Bank (or the Commitment in question) divided by the aggregate amount of all the Commitments of all of the Banks (or the Commitment in question of all the Banks).

"Commitments" means, as to each Bank, such Bank's Revolving Commitment, Acquisition Commitment, Term A Commitment and Term B Commitment.

"Compliance Certificate" means a certificate in substantially the form of Exhibit "L" hereto, properly completed and executed by the chief financial officer of Holding.

"Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 6.5 or Article 8 of a Libor Account as a Libor Account from one Interest Period to the next Interest Period.

"Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 6.5 or Article 8 of one Type of Account into the other Type of Account.

"Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments;
(c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established;
(d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments (including those outstanding with respect to Letters of Credit); (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan; and (i) all obligations of such Person, contingent or otherwise, for the payment of money under any noncompete, consulting or similar agreement entered into with the seller of a Target or any other similar arrangements providing for the deferred payment of the purchase price for a Permitted Acquisition. The term "Debt" shall not include any amounts owed as deferred compensation to officers and employees of a Person.

"Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

"Default Rate" means, in respect of any principal of any Loan, any Reimbursement Obligation, or any other amount payable by the Borrower under any Loan Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent (2%) plus the Applicable Rate for Prime Rate Accounts under the Term B Loans as in effect from time to time (provided, that if such amount in default is principal of a Loan subject to a Libor Account and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) plus the interest rate for such Loan for such Interest Period as provided in
Section 6.1, and, thereafter, the rate provided for above in this definition).

"Dollars" and "$" mean lawful money of the United States of America.

"EBITDA" means, for any period and any Person, the total of the following each calculated without duplication for such Person on a consolidated basis for such period: (a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining Net Income; plus (c) interest expense deducted in determining Net Income; plus (d) amortization and depreciation expense deducted in determining Net Income; plus (e) other noncash charges deducted in determining consolidated net income and not already deducted in accordance with clause (d) above or clauses (b) and (c) of the definition of Net Income.

"Eligible Account" means an account of Holding or any Subsidiary created from the performance of services or the sale of goods by Holding or the applicable Subsidiary in the ordinary course of business that satisfies the following conditions:

   (i) the account complies in all material respects with all applicable laws, rules, and regulations, including, without limitation, usury laws;

   (ii) the account is due within sixty (60) days from the original date of invoice and the account has not been outstanding for more than sixty (60) days past the date due;

   (iii) the account arises from a contract (including contracts arising out of purchase orders and invoices), the performance of which has been completed by Holding or the applicable Subsidiary, and no portion of such performance has been subcontracted by Holding or the applicable Subsidiary to a third party; provided that this clause (iii) shall not exclude accounts arising from sales where the product sold is directly shipped from the manufacturer to the account debtor;

   (iv) Holding or the applicable Subsidiary has good and indefeasible title to the account and the account is not subject to any Lien except Liens in favor of the Agent;

   (v) the account is subject to a first priority, perfected Lien in favor of the Agent;

   (vi) the account debtor or other obligor thereunder is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

   (vii) the account is not evidenced by chattel paper or an instrument;

   (viii) Holding's or the applicable Subsidiary's performance of the contract to which the account relates is not assured by a performance, completion, or other bond;

   (ix) the account is not owed by an Affiliate of Holding or the applicable Subsidiary unless such account arises in a transaction permitted by Section 12.7, or by a director, officer, agent, stockholder or employee of Holding or the applicable Subsidiary or by Holding to a Subsidiary or by a Subsidiary to Holding or by one Subsidiary to another;

   (x) the account is payable in Dollars by the account debtor or is payable in Canadian dollars by the account debtor; provided that Canadian dollar denominated accounts (i) must be denominated in Dollars for purposes of each Borrowing Base Report based on the exchange rate for the exchange of Canadian dollars to Dollars as set forth in The Wall Street Journal (or other publication acceptable to Agent) as of the date of the calculation of the Borrowing Base and (ii) no more than Five Hundred Thousand Dollars ($500,000) worth of accounts payable in Canadian dollars may be included as Eligible Accounts at any one time (the actual amount of such accounts at any time included herein the "Canadian Accounts");

   (xi) the account debtor is domiciled in the United States of America or, if not so domiciled, the account is either (a) backed by a satisfactory letter of credit that is issued or confirmed by a bank located in the United States of America that is acceptable to the Agent or (b) is a Canadian Account;

   (xii) not more than twenty-five percent (25%) of the aggregate amount of the accounts owed by the account debtor and its Affiliates to Holding and the Subsidiaries, on an aggregate basis, are more than sixty
   (60) days past due;

   (xiii) the account debtor is not a Governmental Authority unless (a) any applicable assignment of claims procedure shall have been complied with or (b) the account debtor is the United States Postal Service; provided that the aggregate amount of the accounts which are owed by the United States Postal Service, which are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727), where the requirements of such act have not been complied with and which are included as Eligible Accounts, shall not at any time exceed Five Hundred Thousand Dollars ($500,000);

   (xiv) the account does not arise from the sale of any good that is on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment, or any other repurchase or return basis; provided that this clause (xiv) shall not exclude accounts arising from sales where Holding or a Subsidiary purchases products to be sold to a customer under a binding contract where such customer has agreed to either accept delivery of such products purchased by Holding or a Subsidiary or pay for them within ninety (90) days of Holding's or the Subsidiary's purchase thereof;

   (xv) the account does not arise out of a contract with or order from, an account debtor that, by its terms, prohibits or makes void or unenforceable the grant of a security interest in and to such account; and

   (xvi) the account is not an Excluded Account. The term "Excluded Account" means an account that has been identified by the Agent (by thirty (30) days prior written notice to Holding) as being unacceptable for inclusion in the Borrowing Base because the Agent has determined that the account debtor is not creditworthy or that the Agent might not otherwise be able to receive the full amount of the account within a reasonable period of time and at a reasonable cost of collection if it sought to realize on its security interest therein, such determination to be made in the Agent's judgment, in good faith and based on information which, in its reasonable judgment, supports such determination.

The amount of the Eligible Accounts owed by an account debtor to Holding or the applicable Subsidiary shall be reduced by the amount of all "contra accounts" and other obligations owed by Holding or the applicable Subsidiary to such account debtor. The amount of the Eligible Accounts owed by an account debtor shall be reduced by the amount thereof which is subject to any setoff, counterclaim, defense, dispute, recoupment or other adjustment. The portion of any account constituting retainage that has been withheld by the account debtor or other obligor shall not constitute an Eligible Account. If the aggregate amount of the accounts due from a single account debtor exceeds an aggregate amount equal to twenty percent (20%) of the aggregate of all accounts of Holding and the Subsidiaries at the time of determination, the amount of the excess shall be subtracted from all Eligible Accounts.

"Eligible Inventory" means, at any time, the sum of (a) all inventory of raw materials and finished goods then owned by (and in the possession or under the control of) Holding and the Subsidiaries and held for sale or disposition in the ordinary course of Holding's and the Subsidiaries' business, which is not subject to any Lien other than the Agent's, in which the Agent has a perfected, first priority security interest, valued at the lower of actual cost or fair market value minus (b) the Rent Reserve (as defined in this definition below). Eligible Inventory shall not include (a) inventory that has been shipped or delivered to a customer on consignment, a sale-or-return basis, or on the basis of any similar understanding, (b) inventory with respect to which a claim exists disputing Holding's or a Subsidiary's title to or right to possession of such inventory, (c) inventory that is not in good condition or does not comply in all material respects with any applicable law, rule, or regulation or any standard imposed by any Governmental Authority with respect to its manufacture, use, or sale, (d) inventory that is located outside of the United States of America or that is held by a third party, (e) inventory that has been held by Holding and the Subsidiaries for over One Hundred Eighty (180) days, (f) inventory that is located at a leased location unless (i) the applicable landlord shall have executed a landlord Lien waiver or subordination that is satisfactory to the Agent or (ii) a portion of the lease obligations relating to the lease in question is included in the Rent Reserve on a basis reasonably acceptable to the Agent, and (g) inventory that the Agent has determined (by thirty (30) days prior written notice to Holding) to be unacceptable for inclusion in the Borrowing Base because the Agent has determined that the inventory is unmarketable or that the Agent might not otherwise be able to receive sufficient value from the sale of such inventory if it sought to realize on its security interest therein, such determination to be made in the Agent's judgment, in good faith and based on information which, in its reasonable judgment, supports such determination. The term "Rent Reserve" means an amount equal to the sum of (a) Twelve Thousand Dollars ($12,000) (representing the amount of the prior claim that the landlord of the 502 McKean Street location of Atlantic Bag and Paper Company has in and to the inventory located thereon) plus (b) an amount equal to the lease payments to become due within the six (6) months following the date of the calculation of Eligible Inventory under the terms of the lease of the property located at 125 National Road, Edison, New Jersey.

"Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

"Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

"ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Holding or is under common control (within the meaning of Section 414(c) of the Code) with Holding.

"Event of Default" has the meaning specified in Section 14.1.

"Excess Cash Flow" means, for any period, the total of the following, each calculated without duplication for Holding and the Subsidiaries on a consolidated basis for such period: (a) EBITDA; less (b) cash income or franchise taxes paid; less (c) Capital Expenditures not financed with Debt other than advances under the Revolving Loans; less (d) scheduled amortization of Debt actually paid; less (e) cash interest expense paid; plus (f) any extraordinary or nonrecurring cash gains, other cash gains attributable to asset dispositions and noncash losses or charges which were excluded in determining Net Income; less (g) any extraordinary cash losses, any nonrecurring cash losses, or other cash losses attributable to asset dispositions and other cash charges which were excluded in determining Net Income; less (h) all optional principal prepayments on the Acquisition Loans, Term A Loans and Term B Loans; plus (i) decreases in Working Capital; less (j) increases in Working Capital. The term "Working Capital" means current assets less current liabilities excluding cash, cash equivalents, the current portion of long-term Debt, the principal balance of the Revolving Loans and any amounts due to or due from Affiliates.

"Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

"Fiscal Quarters" means the three (3) month periods falling in each Fiscal Year ending March 31, June 30, September 30, and December 31.

"Fiscal Year" means a twelve (12) month period ending December 31.

"GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

"Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

"Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person or indemnifying such other Person for an obligation and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Guaranties" means the Holding Guaranty and the Subsidiary Guaranties.

"Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law.

"Holding" has the meaning set forth in the introductory paragraph of this Agreement.

"Holding Guaranty" means the guaranty of Holding in favor of the Agent and the Banks, in substantially the form of Exhibit "G", as the same may be amended or otherwise modified from time to time.

"Holding Security Agreement" means the security agreement between Holding and Agent for the benefit of itself and the Banks, in substantially the form of Exhibit "H", as the same may be amended or otherwise modified.

"Holding Series B Stock" means the Series B Preferred Stock, $0.01 par value per share of Holding issued pursuant to the Stock and Warrant Purchase Agreement.

"Interest Period" means with respect to any Libor Accounts, each period commencing on the date such Account is established or Converted from a Prime Rate Account or the last day of the next preceding Interest Period with respect to such Libor Account, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 6.5 or 7.1, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:
(a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Termination Date applicable to a given Loan shall end on such Termination Date; (c) no more than eight (8) Interest Periods shall be in effect at the same time; (d) no Interest Period for any Libor Account shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, the related Libor Account shall not be available hereunder; and (e) no Interest Period in respect of the Acquisition Loans, the Term A Loans or Term B Loans may extend beyond a principal repayment date thereof unless, after giving effect thereto, the aggregate principal amount of such Loan subject to Libor Accounts having Interest Periods that end after such principal payment date shall be equal to or less than the aggregate principal amount of such Loan to be outstanding hereunder after such principal payment date.

"Letter of Credit Liabilities" means, at any time, the aggregate face amounts of all outstanding Letters of Credit and all unreimbursed drawings under Letters of Credit.

"Letters of Credit" has the meaning specified in Section 2.7(a).

"Libor Account" means a portion of a Loan that bears interest at a rate based upon the Adjusted Libor Rate.

"Libor Rate" means, for any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) offered to the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period by leading banks in the London interbank market of Dollar deposits in immediately available funds having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Libor Account applicable to the Agent to which such Interest Period relates. If the Agent is not participating in a Libor Account during any Interest Period therefor (pursuant to Section 8.4 hereof or for any other reason), the Adjusted Libor Rate for such Account for such Interest Period shall be determined by reference to the amount of the Accounts which the Agent would have made had it been participating in such Account.

"Libor Rate Margin" has the meaning specified in Section 6.2.

"Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

"Loans" means Revolving Loans, Acquisition Loans, Term A Loans, and Term
B Loans.

"Loan Documents" means this Agreement, the Notes, the Collateral
Documents, the Guaranties, the Senior Subordination Agreement, and all other promissory notes, security agreements, deeds of trust, assignments, guaranties, letters of credit, and other instruments, agreements and other documentation executed and delivered pursuant to or in connection with this Agreement, as such instruments, agreements and other documentation may be amended or otherwise modified; excluding, however, the Southland Acquisition Documents, Subordinated Loan Documents and Capitalization Documents.

"Material Adverse Effect" means (a) a material adverse effect on the business, condition (financial or otherwise), operations, or properties of Holding and the Subsidiaries taken as a whole; or (b) a material adverse effect on the validity, perfection, priority or ability of the Agent to enforce the Agent's Lien on the Collateral or of the ability of the Agent or any Bank to enforce a material provision of the Loan Documents. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

"Maximum Rate" means, at any time and with respect to any Bank, the maximum rate of nonusurious interest under applicable law that such Bank may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, Article 5069-1.04, Vernon's Texas Civil Statutes.

"Mortgage" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by Borrower or any Obligated Party to Agent, with respect to Mortgaged Property or Additional Mortgaged Property, all in form and substance satisfactory to Agent.

"Mortgage Policies" shall have the meaning specified in Subsection
11.9(b).

"Mortgaged Property" means the real property owned or leased by Holding or a Subsidiary designated on Schedule 1.1(a).

"Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by Holding or any ERISA Affiliate and which is covered by Title IV of ERISA.

"Net Income" means, for any period and any Person, such Person's consolidated net income (or loss), but excluding: (a) the income of any other Person (other than its subsidiaries) in which such Person or any of it subsidiaries has an ownership interest, unless received by such Person or its subsidiary in a cash distribution; (b) any after-tax gains or losses attributable to asset disposition; and (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary, non-cash or nonrecurring gains or losses.

"Net Proceeds" means cash proceeds (including casualty insurance proceeds paid with respect to damage to property) received by Holding or any Subsidiaries from any Asset Disposition (including payments under notes or other debt securities received in connection with any Asset Disposition and insurance proceeds and awards of condemnation), net of (a) the costs of such sale, lease, transfer or other disposition (including professional fees and expenses and taxes attributable to such sale, lease or transfer) and (b) amounts applied to repayment of Debt (other than the Obligations and the Debt governed by the Subordinated Loan Documents) secured by a lien, security interest, claim or encumbrance on the asset or property disposed.

"Note Purchase Agreement" means that certain Note Purchase Agreement dated as of February 28, 1997, among Borrower, Holding, Rice Partners, F-Southland, L.L.C., and FF-Southland, L.P., as the same may be amended or otherwise modified in accordance with the restrictions set out in the Senior Subordination Agreement.

"Notes" means the Revolving Notes, the Acquisition Notes, the Term A Notes and the Term B Notes.

"Obligated Party" means Holding, the Subsidiaries, or any other Person (exclusive of the Borrower) who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

"Obligation" means all obligations, indebtedness, and liabilities of the Borrower to the Agent and the Banks, or any of them, arising pursuant to any of the Loan Documents, pursuant to any interest rate swap, interest rate caps, interest rate collars or other similar agreements entered into with the Borrower or any Subsidiary enabling it to fix or limit its interest expense or pursuant to any foreign exchange, currency hedging, commodity hedging or other agreement entered into with the Borrower or any Subsidiary enabling it to limit the market risk of holding currency or a commodity in either the cash or futures markets, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Loans, the Reimbursement Obligations, interest on the Loans and Reimbursement Obligations, and all fees, costs, and expenses (including attorneys' fees) provided for in the Loan Documents or such agreements enabling Borrower to fix or limit its interest expense or limit its other market risks.

"Operating Cash Flow" has the meaning specified in Section 13.2.

"Outstanding Revolving Credit" means, at any time of determination, the sum of (a) the aggregate amount of Revolving Loans then outstanding; plus (b) the aggregate amount of Letter of Credit Liabilities (or when calculated with respect to a Bank, including the Agent as a Bank, such Bank's participation or other interest in such Letter of Credit Liabilities).

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

"Permitted Acquisitions" shall mean acquisitions of all the equity
Securities of a Person or of all or substantially all of (a) such Person's assets or (b) the assets of a division or branch of such Person, in each case, in a transaction that satisfies all the applicable criteria set out in Section
 9.2 which have not otherwise been waived by all the Banks.

"Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

"Plan" means any employee benefit plan established or maintained by Holding or any ERISA Affiliate and which is covered by Title IV of ERISA.

"Previous Debt" means all the obligations, indebtedness and liability of Holding, its Subsidiaries, Southland and Southland's Subsidiaries described on
Schedule 1.1(c).

"Prime Margin" has the meaning specified in Section 6.2.

"Prime Rate" means the variable rate of interest publicly announced from time to time by Morgan Guaranty or any successor in interest to such bank (at its head office) (or such other bank as may be designated by the Agent as provided below) as its prime rate of interest, which rate of interest may or may not be the lowest or best rate charged by such bank; provided, however, that, in lieu of Morgan Guaranty or any successor bank to Morgan Guaranty for purposes of establishing the Prime Rate, the Agent may, at any time and from time to time upon five (5) Business Days' prior written notice to Borrower and the Banks, designate any other bank as may be reasonably acceptable to Borrower and the Banks, as the reference bank for purposes of establishing the Prime Rate. Each change in the Prime Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Prime Rate.

"Prime Rate Account" means a portion of a Loan that bears interest at a rate based upon the Prime Rate.

"Principal Office" means the principal office of the Agent, located in Houston, Texas.

"Prior Target" means all Targets acquired or whose assets have been acquired in a Permitted Acquisition.

"Pro Forma" means the unaudited consolidated balance sheet of Holding and the Subsidiaries as of February 28, 1997, after giving effect to the Related Transactions which is attached hereto as Schedule 1.1(b).

"Prohibited Transaction" means any transaction set forth in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

"Projections" means Holding's forecasted consolidated and consolidating:
 (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary basis and otherwise consistent with Holding's, Southland's and their respective subsidiaries historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

"Purchase Agreements" has the meaning specified in Subsection 9.2(a).

"Purchase Price" means, as of any date of determination and with respect to a proposed acquisition, the purchase price to be paid for the Target or its assets, including all cash consideration paid or committed to be paid (whether classified as purchase price, noncompete payments or otherwise), all fees, expenses and other costs, directly attributable to acquisition of the Target or its assets, and the Dollar value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller all valued in accordance with the applicable Purchase Agreements.

"Quarterly Payment Date" means the last day of March, June, September and December of each year, the first of which shall be March 31, 1997.

"Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

"Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

"Reimbursement Obligation" means the obligation of the Borrower to reimburse the Agent for any demand for payment or drawing under a Letter of Credit in accordance with Subsection 2.7(e).

"Related Transactions" means the Southland Acquisition, the Acquisition Merger, the dividend paid to the shareholders of Southland in connection with the Southland Acquisition, the execution and delivery of the Transaction Documents, the funding of the Loans on the Closing Date, the funding of the Debt evidenced by the Subordinated Notes, the issuance of the Holding Series B Stock and the warrants pursuant to the Stock and Warrant Purchase Agreement, the repayment of the Previous Debt and the payment of all fees, costs and expenses associated with the foregoing and, with respect to each advance under the Acquisition Commitments, the Permitted Acquisition funded with the proceeds thereof.

"Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

"Remedial Action" means all actions required to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

"Required Banks" means Banks having (a) fifty-one percent (51%) or more of the sum of the Revolving Commitments, the Acquisition Commitments and the outstanding principal amount of the Term A Loans and the Term B Loans or (b) if the Acquisition Commitments have terminated or have otherwise been fulfilled and the Revolving Commitments are still in effect, fifty-one percent (51%) or more of the sum of the Revolving Commitments, the Term A Loans, the Term B Loans and the Acquisition Loans or (c) if all Commitments have terminated or have otherwise been fulfilled, fifty-one percent (51%) or more of the outstanding principal amount of the Loans and participations in the Letters of Credit.

"Reportable Event" means any of the events set forth in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by the PBGC.

"Reserve Requirement" means, for any Libor Account for any Interest
Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against any category of liabilities which includes deposits by reference to which the Adjusted Libor Rate is to be determined or any category of extensions of credit or other assets which include Libor Accounts.

"Revolving Commitment" means, as to each Bank, the obligation of such Bank to make advances of funds and purchase participation interests in (or with respect to the Agent as a Bank, hold other interests in) Letters of Credit in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto (or if applicable, its Assignment and Acceptance) under the heading "Revolving Commitment", as the same may be reduced or terminated pursuant to Section 2.6, Section 7.4, Section 8.7 or Section 14.2. The aggregate amount of the Revolving Commitments of all Banks equals Twelve Million Dollars ($12,000,000).

"Revolving Loans" means, as to any Bank, the advances made by such Bank pursuant to Section 2.1.
"Revolving Termination Date" means February 28, 2002.

"Revolving Notes" means the promissory notes provided for by Section 2.2 and all amendments or other modifications thereof.

"Rice Partners" means Rice Partners II, L.P., a Delaware limited partnership.

"Securities" means any stock, shares, options, warrants, voting trust certificates, or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person or any bonds, debentures, notes or other evidences of indebtedness, secured or unsecured.

"Senior Subordination Agreement" means that certain Senior Subordination Agreement dated as of February 28, 1997 among Holding, the Subsidiaries, Agent and the initial holders of the Subordinated Notes, as the same may be amended or otherwise modified.

"Southland" means Southland Holding Company, a Texas corporation.

"Southland Acquisition" means the purchase of all the outstanding shares of capital stock of Southland and certain assets of Southland Container, Inc. pursuant to the Southland Purchase Agreement.

"Southland Acquisition Documents" means the Southland Purchase
Agreement, all documentation executed pursuant to the terms thereof and all documentation executed and delivered to consummate or in connection with the Acquisition Merger, as the same may be amended or otherwise modified; excluding, however, the Loan Documents, Capitalization Documents and Subordinated Loan Documents.

"Southland Purchase Agreement" means the Share Purchase Agreement dated December 19, 1996 among Holding, Southland, and the shareholders of Southland, as the same has been assigned to Borrower and as the same may be amended or otherwise modified.

"Stock and Warrant Purchase Agreement" means that certain Preferred
Stock and Warrant Purchase Agreement dated as of February 28, 1997, among Holding, Rice Partners, F-Southland, L.L.C., FF-Southland, L.P. and each of the shareholders of Holding named therein, as the same may be amended or otherwise modified.

"Subordinated Loan Documents" means the Note Purchase Agreement, the Subordinated Notes, the guaranties issued pursuant to the Note Purchase Agreement and all other promissory notes, guaranties and other documentation executed and delivered pursuant to or in connection with the Note Purchase Agreement; excluding, however, the Southland Acquisition Documents, the Loan Documents and the Capitalization Documents.

"Subordinated Notes" means those certain 12.5% Senior Subordinated Notes in the aggregate original principal amount of $9,000,000 issued pursuant to the Note Purchase Agreement.

"Subsidiary" means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Holding or one or more of the Subsidiaries or by Holding and one or more of the Subsidiaries.

"Subsidiary Guaranty" means the guaranty of a Subsidiary in favor of the Agent and the Banks, in substantially the form of Exhibit "F", as the same may be amended or otherwise modified from time to time.

"Subsidiary Security Agreement" means the security agreement between a Subsidiary and the Agent for the benefit of itself and the Banks, in substantially the form of Exhibit "J" hereto, as the same may be amended or otherwise modified.

"Target" has the meaning specified in Section 9.2.

"Term A Commitment" means, as to any Bank, the obligation of such Bank to make an advance of funds on the Closing Date in the principal amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Term A Commitment." The aggregate amount of the Term A Commitments of all Banks equals Nine Million Dollars ($9,000,000.00) on the Closing Date.

"Term A Loans" means, as to any Bank, the Loans made or held by such Bank pursuant to Section 4.1 hereof, and as to all Banks, all the Loans made or held by the Banks pursuant to Section 4.1.

"Term A Notes" means the promissory notes provided for by Section 4.2 and all amendments or other modifications thereof.

"Term A Termination Date" means February 28, 2002.

"Term B Commitment" means, as to any Bank, the obligation of such Bank to make an advance of funds on the Closing Date in the principal amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Term B Commitment." The aggregate amount of the Term B Commitments of all Banks equals Eight Million Dollars ($8,000,000.00) on the Closing Date.

"Term B Loans" means, as to any Bank, the Loans made or held by such Bank pursuant to Section 5.1, and as to all Banks, all the Loans made or held by the Banks pursuant to Section 5.1.

"Term B Notes" means the promissory notes provided for by Section 5.2 and all amendments or other modifications thereof.

"Term B Termination Date" means February 29, 2004.

"Termination Date" means the Revolving Termination Date, the Acquisition Termination Date, the Term A Termination Date or the Term B Termination Date.

"Total Debt" means, at the time of determination, the sum of (a) all the Debt of Borrower and the Subsidiaries determined on a consolidated basis other than the Letter of Credit Liabilities and Debt outstanding under the Revolving Loans plus (b) the arithmetic average of the sum of (i) the principal balance of the Revolving Loans outstanding as of the date of determination plus (ii) the principal balance of the Revolving Loans on the last day of each of the eleven (11) calendar months immediately preceding the date of determination, plus (c) the arithmetic average of the sum of (i) the Letter of Credit Liabilities outstanding as of the date of determination plus (ii) the Letter of Credit Liabilities outstanding on the last day of each of the eleven (11) calendar months immediately preceding the date of determination.

"Total Debt to EBITDA Ratio" means the ratio of Total Debt to EBITDA calculated in accordance with Section 13.1.

"Transaction Documents" means the Southland Acquisition Documents, the
Loan Documents, the Subordinated Loan Documents, the Capitalization Documents and the Purchase Agreements and all documentation executed and delivered in connection with the Asset Transfer.

"Type" means either type of Account (i.e., either a Prime Rate Account or Libor Account).

"UCC" means the Uniform Commercial Code as in effect in the State of Texas.

    Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement.
Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

    Section 1.3 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent and the Banks hereunder shall be prepared, in accordance with GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in
Section 10.2. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 10.2. To enable the ready and consistent determination of compliance by Holding and with its obligations under this Agreement, Holding will not change the manner in which either the last day of its Fiscal Year or the last days of the first three Fiscal Quarters of its Fiscal Years is calculated. In the event any changes in accounting principles required by GAAP or recommended by Holding's certified public accountants and implemented by Holding occur and such changes result in a change in the method of the calculation of financial covenants, standards or terms under this Agreement, then Holding, the Agent and the Banks agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants, standards or terms shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Agent, Holding and the Banks, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred. Notwithstanding any other term contained in this Agreement, should the application of purchase or other accounting principles permit Holding, in accordance with GAAP, to characterize certain expenditures incurred in connection with the Southland Acquisition as capital items rather than expense, then such expenditures shall be treated as expense in the period such expenditures were incurred or paid for all purposes under this Agreement unless such expenditure was identified and capitalized in the Pro Forma or unless the Required Banks otherwise consent.

    Section 1.4 Time of Day. Unless otherwise indicated, all references in this Agreement to times of day shall be references to Houston, Texas time.

                                ARTICLE 2

                        Revolving Credit Facility

    Section 2.1 Revolving Commitments. Subject to the terms and conditions this Agreement, each Bank severally agrees to make advances to the Borrower from time to time from and including the Closing Date to but excluding the Revolving Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Revolving Commitment as then in effect; provided, however, (a) the Outstanding Revolving Credit applicable to a Bank shall not at any time exceed such Bank's Revolving Commitment and (b) the Outstanding Revolving Credit shall not at any time exceed the lesser of (i) the aggregate Revolving Commitments or (ii) the Borrowing Base. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Revolving Commitments and may establish Prime Rate Accounts and Libor Accounts thereunder and, until the Termination Date, the Borrower may Continue Libor Accounts established under the Revolving Loans or Convert Accounts established under the Revolving Loans of one Type into Accounts of the other Type. Accounts of each Type under the Revolving Loan made by each Bank shall be established and maintained at such Bank's Applicable Lending Office for Revolving Loans of such Type.

    Section 2.2 Notes. The Revolving Loans made by a Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "A" hereto, payable to the order of such Bank in a principal amount equal to its Revolving Commitment as originally in effect and otherwise duly completed.

    Section 2.3 Repayment of Revolving Loans. The Borrower shall pay to the Agent, for the account of the Banks, the outstanding principal amount of all of the Revolving Loans on the Revolving Termination Date.

    Section 2.4 Use of Proceeds. The proceeds of the Revolving Loans shall be used by the Borrower for general corporate purposes arising in the ordinary course of business, including, the financing of the Borrower's working capital requirements, capital expenditures and Reimbursement Obligations and for the purpose of making loans to the Subsidiaries in accordance with Section 12.1.

    Section 2.5 Revolving Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Revolving Commitment for the period from and including the Closing Date to and including the Revolving Termination Date, at a rate equal to one half of one percent (.50%). Accrued commitment fees under this Section 2.5 shall be payable in arrears on each Quarterly Payment Date and on the Revolving Termination Date.

    Section 2.6 Termination or Reduction of Revolving Commitments. The Borrower shall have the right to terminate fully or to reduce in part the unused portion of the Revolving Commitments at any time and from time to time, provided that: (a) the Borrower shall give the Agent at least one (1) Business Day notice of each such termination or reduction as provided in Section 7.3 hereof; and (b) each partial reduction shall be in an aggregate amount at least equal to One Million Dollars ($1,000,000) or a greater multiple of Five Hundred Thousand Dollars ($500,000). The Revolving Commitments may not be reinstated after they have been terminated or reduced.

    Section 2.7   Letters of Credit.

   (a) Commitment to Issue. The Borrower may utilize the Revolving Commitments by requesting that the Agent issue, and the Agent, subject to the terms and conditions of this Agreement, shall issue, letters of credit for Borrower's or one of its Subsidiaries' account (such letters of credit being hereinafter referred to as the "Letters of Credit"); provided, however, (i) the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed Two Million Dollars ($2,000,000); (ii) the Outstanding Revolving Credit shall not at any time exceed the lesser of (A) the aggregate Revolving Commitments or (B) the Borrowing Base; and (iii) the Outstanding Revolving Credit applicable to a Bank shall not at any time exceed such Bank's Revolving Commitment. Upon the date of issue of a Letter of Credit, the Agent shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be deemed, without further action by any party hereto, to have purchased from the Agent a participation to the extent of such Bank's Commitment Percentage (calculated with respect to the Revolving Commitments only) in such Letter of Credit and the related Letter of Credit Liabilities.

   (b)   Letter of Credit Request Procedure.  Except for Letters of
   Credit issued on the Closing Date, the Borrower shall give the Agent at least three (3) Business Days prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Upon receipt of such notice the Agent shall promptly notify each other Bank of the contents thereof and of such Bank's Commitment Percentage (calculated based on the Revolving Commitments only) of the amount of the proposed Letter of Credit. Each Letter of Credit shall have an expiration date that does not extend beyond a date which is thirty (30) days prior to the Revolving Termination Date, shall be payable in Dollars, must support a transaction entered into in the ordinary course of the Borrower's business, must be satisfactory in form and substance to the Agent, and shall be issued pursuant to such documentation as the Agent may require, including, without limitation, the Agent's standard form letter of credit request and reimbursement agreement; provided, that, in the event of any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control.

   (c) Letter of Credit Fees. The Borrower will pay to the Agent for the account of each Bank a letter of credit fee on such Bank's Commitment Percentage of the amount available for drawings under each Letter of Credit, such letter of credit fee (i) to be paid in advance on the date of the issuance of the Letter of Credit and on each Quarterly Payment Date thereafter until the date of expiration or termination thereof (each such date herein a "Payment Date") and (ii) to be calculated for the period from and including one Payment Date to and excluding the next at a rate per annum equal to the LIBOR Rate Margin applicable to the Revolving Loans. After receiving any payment of any letter of credit fees under this clause (c), the Agent will promptly pay to each Bank the letter of credit fees then due such Bank. With respect to each Letter of Credit, the Borrower will also pay to the Agent for its account only and on each Payment Date applicable to a Letter of Credit, a fronting fee per annum equal to one quarter of one percent (.25%) of the maximum amount available to be drawn under the Letter of Credit. The Borrower will also pay to the Agent, for its account only, all customary fees for amendments to and processing of the Letters of Credit.

   (d) Funding of Drawings. Upon receipt from the beneficiary of any Letter of Credit or any demand for payment or other drawing under such Letter of Credit, the Agent shall promptly notify the Borrower and each Bank as to the amount to be paid as a result of such demand or drawing and the respective payment date. Not later than 11:00 a.m. on the applicable payment date, each Bank will make available to the Agent, at the Principal Office, in immediately available funds, an amount equal to such Bank's Commitment Percentage of the amount to be paid as a result of such demand or drawing even if the conditions to a Loan under
   Article 9 hereof have not been satisfied.

   (e) Reimbursements. The Borrower shall be irrevocably and unconditionally obligated to immediately reimburse the Agent for any amounts paid by the Agent upon any demand for payment or drawing under any Letter of Credit, without presentment, demand, protest, or other formalities of any kind. All payments on the Reimbursement Obligations shall be made to the Agent at the Principal Office for the account of the Agent in Dollars and in immediately available funds, without setoff, deduction or counterclaim not later than 3:00 p.m. on the date of the corresponding payment under the Letter of Credit by the Agent; provided, that Agent has provided notice to Borrower prior to 12:00 noon on such day that such payment is due. In the event such notice is received after 12:00 noon on a Business Day, such payment shall be due not later than 3:00 p.m. on the next succeeding Business Day. Subject to the other terms and conditions of this Agreement, such reimbursement may be made by Borrower requesting a Revolving Loan in accordance with Section
   7.1 hereof, the proceeds of which shall be credited against the Borrower's Reimbursement Obligations. The Agent will pay to each Bank such Bank's Commitment Percentage of all amounts received from the Borrower for application in payment, in whole or in part, to the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Agent in respect of such Letter of Credit pursuant to clause (d) of this Section 2.7.

   (f)   Reimbursement Obligations Absolute.  The Reimbursement
   Obligations of the Borrower under this Agreement shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and the Borrower hereby waives any defense to the payment of the Reimbursement Obligations based on any circumstance whatsoever, including without limitation, in either case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document; (ii) any amendment or waiver of or any consent to departure from any Loan Document; (iii) the existence of any claim, set-off, counterclaim, defense or other rights which the Borrower, any Obligated Party, or any other Person may have at any time against any beneficiary of any Letter of Credit, the Agent, any Bank, or any other Person, whether in connection with any Loan Document or any unrelated transaction; (iv) any statement, draft, or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) payment by the Agent under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or (vi) any other circumstance whatsoever, whether or not similar to any of the foregoing; provided that Reimbursement Obligations with respect to a Letter of Credit may be subject to avoidance by the Borrower if the Borrower proves in a final nonappealable judgment that it was damaged and that such damage arose directly from the Agent's willful misconduct or gross negligence in determining whether the documentation presented under the Letter of Credit in question complied with the terms thereof.

   (g) Issuer Responsibility. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent, any Bank nor any of their respective officers or directors shall have any responsibility or liability to the Borrower or any other Person for:
   (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by the Agent; (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages;
   (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect; (d) the payment by the Agent to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit; or (e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. The Borrower shall have a claim against the Agent, and the Agent shall be liable to the Borrower, to the extent of any direct, but not indirect, consequen-tial or punitive, damages suffered by the Borrower which the Borrower proves in a final nonappealable judgment were caused by (i) the Agent's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or
   (ii) the Agent's willful failure to pay under any Letter of Credit after presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. The Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                               ARTICLE 3

                           Acquisition Loans

    Section 3.1 Acquisition Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more advances to the Borrower from time to time from and including the Closing Date to but excluding February 29, 2000 in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Acquisition Commitment as then in effect. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, until February 29, 2000, the Borrower may borrow the amount of the Acquisition Commitments and may establish Prime Rate Accounts or Libor Accounts thereunder and, until the Acquisition Termination Date, the Borrower may Continue Libor Accounts established under the Acquisition Loans or Convert Accounts established under the Acquisition Loans of one Type into Accounts of another Type. Accounts of each Type established under the Acquisition Loans made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Accounts of such Type. Once an Acquisition Loan has been repaid it may not be reborrowed.

    Section 3.2 Acquisition Notes. The Acquisition Loans made by a Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "B" hereto, payable to the order of such Bank in a principal amount equal to its Acquisition Commitment as originally in effect and otherwise duly completed.

    Section 3.3 Repayment of Acquisition Loans. The Borrower shall pay to the Agent for the account of the Banks the outstanding principal amount of the Acquisition Loans in installments as follows:

   (a) On each of the four (4) Quarterly Payment Dates following the second anniversary of the Closing Date, an amount equal to the quotient obtained by dividing by four (4), the product of (i) the aggregate principal amount of the Acquisition Loans outstanding as of the second anniversary of the Closing Date multiplied by (ii) fifteen percent (15%);

   (b) On each of the four (4) Quarterly Payment Dates following the third anniversary of the Closing Date, an amount equal to the quotient obtained by dividing by four (4),the product of (i) the aggregate principal amount of the Acquisition Loans outstanding as of the third anniversary of the Closing Date multiplied by (ii) twenty-five percent (25%);

   (c) On each of the three (3) Quarterly Payment Dates following the fourth anniversary of the Closing Date, an amount equal to the quotient obtained by dividing the aggregate principal amount of the Acquisition Loans outstanding as of the fourth anniversary of the Closing Date by four (4); and

   (d) On the Acquisition Termination Date, an amount equal to the remaining aggregate unpaid principal amount of the Acquisition Loans.

    Section 3.4 Use of Proceeds of Acquisition Loans. The proceeds of Acquisition Loans shall be used by the Borrower to finance the Purchase Price of Permitted Acquisitions.

    Section 3.5 Acquisition Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Acquisition Commitment for the period from and including the Closing Date to and including February 29, 2000, at the rate of one-half percent (0.5%) per annum. Accrued commitment fees payable under this
Section 3.5 shall be payable in arrears on each Quarterly Payment Date and on February 29, 2000.

    Section 3.6 Termination or Reduction of Acquisition Commitments. The Borrower shall have the right to terminate fully or to reduce in part the unused portion of the Acquisition Commitments at any time and from time to time, provided that: (a) the Borrower shall give the Agent at least one (1) Business Day notice of each such termination or reduction as provided in
Section 7.3 hereof; and (b) each partial reduction shall be in an aggregate amount at least equal to Five Hundred Thousand Dollars ($500,000) or a greater multiple of One Hundred Thousand Dollars ($100,000). The Acquisition Commitments may not be reinstated after they have been terminated or reduced.


                              ARTICLE 4

                             Term A Loan

    Section 4.1 Term A Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make an advance of funds to the Borrower in the amount of its Term A Commitment on the Closing Date. The Borrower may establish Prime Rate Accounts or Libor Accounts thereunder and, until the Term A Termination Date, the Borrower may Continue Libor Accounts established under the Term A Loan or Convert Accounts established under the Term A Loan of one Type into Accounts of another Type. Accounts of each Type established under the Term A Loans made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Accounts of such Type.

    Section 4.2 Term A Notes. The Term A Loan made by a Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "C" hereto payable to the order of such Bank in a principal amount equal to its Term A Commitment as originally in effect and otherwise duly completed.

    Section 4.3 Repayment of Term A Loans. The Borrower shall pay to the Agent for the account of the Banks the aggregate outstanding principal amount of the Term A Loans in installments as follows:

   (a) Nineteen (19) consecutive quarterly principal installments due and payable on each Quarterly Payment Date in accordance with the following schedule:

        Quarterly Payment Dates           Installment
        -----------------------           -----------
        June 1997                           $250,000
        September 1997                      $250,000
        December 1997                       $250,000
        March 1998                          $250,000
        June 1998                           $375,000
        September 1998                      $375,000
        December 1998                       $375,000
        March 1999                          $375,000
        June 1999                           $437,500
        September 1999                      $437,500
        December 1999                       $437,500
        March 2000                          $437,500
        June 2000                           $500,000
        September 2000                      $500,000
        December 2000                       $500,000
        March 2001                          $500,000
        June 2001                           $687,500
        September 2001                      $687,500
        December 2001                       $687,500

   (b) one final installment in the amount of all unpaid principal of the Term A Loan due and payable on the Term A Termination Date.

    Section 4.4 Use of Proceeds. The proceeds of the Term A Loans shall be used by the Borrower (a) to finance the Southland Acquisition, (b) to refinance the Previous Debt, and (c) to pay transaction expenses associated with the Related Transactions.

                               ARTICLE 5

                              Term B Loan

    Section 5.1 Term B Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make an advance of funds to the Borrower in the amount of its Term B Commitment on the Closing Date. The Borrower may establish Prime Rate Accounts or Libor Accounts thereunder and, until the Term B Termination Date, the Borrower may Continue Libor Accounts established under the Term B Loan or Convert Accounts established under the Term B Loan of one Type into Accounts of another Type. Accounts of each Type established under the Term B Loan made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Accounts of such Type.

    Section 5.2 Term B Notes. The Term B Loan made by a Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "D" hereto, payable to the order of such Bank in a principal amount equal to its Term B Commitment as originally in effect and otherwise duly completed.

    Section 5.3 Repayment of Term B Loans. The Borrower shall pay to the Agent for the account of the Banks the aggregate outstanding principal amount of the Term B Loans in installments as follows:

   (a) Twenty-seven (27) consecutive quarterly principal installments due and payable on each Quarterly Payment Date in accordance with the following schedule:

          Quarterly Payment Dates               Installment
          -----------------------               -----------
          June 1997                               $25,000
          September 1997                          $25,000
          December 1997                           $25,000
          March 1998                              $25,000
          June 1998                               $25,000
          September 1998                          $25,000
          December 1998                           $25,000
          March 1999                              $25,000
          June 1999                               $25,000
          September 1999                          $25,000
          December 1999                           $25,000
          March 2000                              $25,000
          June 2000                               $25,000
          September 2000                          $25,000
          December 2000                           $25,000
          March 2001                              $25,000
          June 2001                               $25,000
          September 2001                          $25,000
          December 2001                           $25,000
          March 2002                              $25,000
          June 2002                              $875,000
          September 2002                         $875,000
          December 2002                          $875,000
          March 2003                             $875,000
          June 2003                            $1,000,000
          September 2003                       $1,000,000
          December 2003                        $1,000,000

   (b) one final installment in the amount of all unpaid principal of the Term B Loans due and payable on the Term B Termination Date.

    Section 5.4 Use of Proceeds. The proceeds of the Term B Loans shall be used by the Borrower (a) to finance the Southland Acquisition, (b) to refinance the Previous Debt, and (c) to pay transaction expenses associated with the Related Transactions.

                                   ARTICLE 6

                               Interest and Fees

    Section 6.1 Interest Rate. The Borrower shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan is due, at a fluctuating rate per annum equal to the Applicable Rate. The term "Applicable Rate" means:

   (a) during the period that such Loans or portions thereof are subject to a Prime Rate Account, the Prime Rate plus the Prime Margin; and

   (b) during the period that such Loans or portions thereof are subject to a Libor Account, the Adjusted Libor Rate plus the Libor Rate Margin.

    Section 6.2   Determinations of Margins.  The margins identified in
Section  6.1 hereof shall be defined and determined as follows:

   (a) "Prime Margin" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date (as defined below), one and one-quarter percent (1.25%) per annum for Revolving Loans, Acquisition Loans and Term A Loans and one and three quarters percent (1.75%) per annum for Term B Loans and
   (ii) during each period, from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "Calculation Period"), the percent per annum set forth in the table below in this Section 6.2 under the heading "Prime Margin", under the heading for the applicable Loan and opposite the Total Debt to EBITDA Ratio calculated for the completed twelve (12) months which immediately preceded the beginning of the applicable Calculation Period.

   (b) "Libor Rate Margin" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date (as defined below), two and three quarters percent (2.75%) per annum for Revolving Loans, Acquisition Loans and Term A Loans and three and one quarter percent (3.25%) per annum for Term B Loans, and (ii) during each Calculation Period, the percent per annum set forth in the table below in this Section 6.2 under the heading "LIBOR Rate Margin", under the heading for the applicable Loan and opposite the Total Debt to EBITDA Ratio calculated for the completed twelve (12) months which immediately preceded the beginning of the applicable Calculation Period.

The following is the table referred to in clauses (a) and (b) of this
Section 6.2:

                      PRIME MARGIN                LIBOR RATE MARGIN
            ------------------------------- -------------------------------
Total Debt  Revolv-                 Acqui-  Revolv-                 Acqui-
to EBITDA     ing    Term A  Term B  sition   ing   Term A  Term B  sition
  Ratio       Loan    Loan    Loan    Loan    Loan   Loan    Loan    Loan
----------  ------- ------- ------- ------- ------- ------- ------- -------
> 5.0        1.75%   1.75%   2.25%   1.75%   3.25%   3.25%   3.75%   3.25%
<=5.0 >3.5   1.25%   1.25%   1.75%   1.25%   2.75%   2.75%   3.25%   2.75%
<=3.5 >2.5   1.00%   1.00%   1.50%   1.00%   2.50%   2.50%   3.00%   2.50%
<=2.5         .75%    .75%   1.25%    .75%   2.25%   2.25%   2.75%   2.25%

Upon delivery of the Compliance Certificate pursuant to Subsection
11.1(c) in connection with the financial statements of Holding and the Subsidiaries required to be delivered pursuant to Subsection 11.1(b) at the end of each Fiscal Quarter commencing with such Compliance Certificate delivered for the Fiscal Quarter ending September 30, 1998, the Prime Margin and the Libor Rate Margin (for Interest Periods commencing after the applicable Adjustment Date, as defined below) shall automatically be adjusted in accordance with the Total Debt to EBITDA Ratio set forth therein and the tables set forth above, such automatic adjustment to take effect as of the first Business Day after the receipt by the Agent of the related Compliance Certificate pursuant to Subsection 11.1(c). The term "Adjustment Date" shall mean each such Business Day when such margins change pursuant to the immediately prior sentence or the next following sentence. If Holding fails to deliver such Compliance Certificate which sets forth the Total Debt to EBITDA Ratio within the period of time required by Subsection 11.1(c): (i) the Prime Margin shall automatically be adjusted to one and one-quarter percent (1.25%) per annum for Revolving Loans, Acquisition Loans and Term A Loans and one and three quarters percent (1.75%) for Term B Loans; and (ii) the Libor Rate Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to two and three quarters percent (2.75%) per annum for Revolving Loans, Acquisition Loans and Term A Loans and three and one quarter percent (3.25%) of Term B Loans. The automatic adjustments provided for in the preceding sentence shall take effect as of the first Business Day after the last day on which Holding was required to deliver the applicable Compliance Certificate in accordance with Subsection 11.1(c) and shall remain in effect until subsequently adjusted in accordance herewith upon the delivery of such Compliance Certificate.

    Section 6.3 Payment Dates. Accrued interest on the Loans shall be due and payable as follows: (i) in the case of Loans subject to Prime Rate Accounts, on each Quarterly Payment Date and on the Termination Date of such Loan; (ii) in the case of Loans subject to Libor Accounts and with respect to each such Account, on (A) the last day of the Interest Period with respect thereto, (B) in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period, and (C) on the Termination Date of such Loan.

    Section 6.4 Default Interest. Notwithstanding the foregoing, the Borrower will pay to the Agent for the account of each Bank interest at the applicable Default Rate on any principal of any Loan made by such Bank, any Reimbursement Obligation, and (to the fullest extent permitted by law) any other amount payable by the Borrower under any Loan Document to or for the account of the Agent or such Bank, that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

    Section 6.5   Conversions and Continuations of Accounts.  Subject to
Section 7.2 hereof, the Borrower shall have the right from time to time to Convert all or part of any Prime Rate Account in existence under a Loan into a Libor Account under the same Loan or to Continue Libor Accounts in existence under a Loan as Libor Accounts under the same Loan, provided that: (a) the Borrower shall give the Agent notice of each such Conversion or Continuation as provided in Section 7.3 hereof; (b) a Libor Account may only be Converted on the last day of the Interest Period therefore; and (c) except for Conversions into Prime Rate Accounts, no Conversions or Continuations shall be made while a Default has occurred and is continuing.

    Section 6.6 Computations. Interest payable by the Borrower hereunder and under the other Loan Documents with respect to Libor Accounts shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) in the period for which interest is payable unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. Interest with respect to Prime Rate Accounts and fees payable by the Borrower hereunder shall be computed on the basis of a year of 365 or 366 days, as the case may be.

                                ARTICLE 7

                         Administrative Matters

    Section 7.1 Borrowing Procedure. The Borrower shall give the Agent, and the Agent will give the Banks, notice of each borrowing under the Commitments in accordance with Section 7.3 hereof. Not later than 1:00 p.m. on the date specified for each borrowing under the applicable Commitment, each Bank obligated with respect to such Commitment will make available the amount of the Loan to be made by it on such date to the Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amounts received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower at Borrower's direction by transferring the same, in immediately available funds by wire transfer, automated clearinghouse debit or interbank transfer to (a) a bank account of Borrower designated by Borrower in writing or (b) a Person or Persons designated by the Borrower in writing.

    Section 7.2 Minimum Amounts. Except for prepayments and Conversions pursuant to Article 8 hereof, each Prime Rate Account applicable to a Loan and each prepayment of principal of a Loan shall be in a minimum principal amount of Two Hundred Fifty Thousand Dollars ($250,000) or any larger amount in increments of One Hundred Thousand Dollars ($100,000). Each LIBOR Account applicable to a Loan shall be in a minimum principal amount of One Million Dollars ($1,000,000) or any larger amount in increments of Five Hundred Thousand Dollars ($500,000).

    Section 7.3 Certain Notices. Notices by the Borrower to the Agent of terminations or reductions of Commitments, of borrowings and prepayments of Loans and of Conversion and Continuations of Accounts shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 a.m. on the Business Day prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or other repayment specified below:

                                                     Number of Business
    Notice                                               Days Prior
--------------------------------------------------   ------------------
Termination or reduction of Commitments                       1

Borrowing of Loans subject to Prime Rate Accounts,
prepayment or repayment of Loans subject to Prime
Rate Accounts, or Conversions into Prime Rate
Accounts                                                      1

Borrowing, prepayment or repayment of Loans subject
to Libor Accounts, Conversions into or
Continuations as Libor Accounts                               3

Any notices of the type described in this Section 7.3 which are received by the Agent after the applicable time set forth above on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the applicable Commitments to be affected and the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or prepayment shall specify (a) the Loans to be borrowed or prepaid or the Accounts to be Converted or Continued; (b) the amount (subject to Section 7.2 hereof) to be borrowed, Converted, Continued or prepaid; (c) in the case of a Conversion, the Type of Account to result from such Conversion; (d) in the case of a borrowing, the Type of Account or Accounts to be applicable to such borrowing and the amounts thereof; (e) in the event a Libor Account is selected, the duration of the Interest Period therefor; and (f) the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business
Day). The Agent shall notify the Banks of the contents of each such notice on the date of its receipt of the same or, if received on or after the applicable time set forth above on a Business Day, on the next Business Day. In the event the Borrower fails to select the Type of Account applicable to a Loan, or the duration of any Interest Period for any Libor Account, within the time period and otherwise as provided in this Section 7.3, such Account (if outstanding as a Libor Account) will be automatically Converted into a Prime Rate Account on the last day of the preceding Interest Period for such Account or (if outstanding as a Prime Rate Account) will remain as, or (if not then outstanding) will be made as, a Prime Rate Account. The Borrower may not borrow any Loans subject to a Libor Account, Convert any Prime Rate Accounts into Libor Accounts, or Continue any Libor Account as a Libor Account if the Applicable Rate for such Libor Accounts would exceed the Maximum Rate.

    Section 7.4   Prepayments.

   (a)   Mandatory.

      (i)   Revolving Loans.  If at any time the Outstanding
      Revolving Credit exceeds the Borrowing Base, the Borrower shall, within one (1) Business Day after the occurrence thereof, prepay the outstanding Revolving Loans by the amount of the excess or if no Revolving Loans are outstanding and the Outstanding Revolving Credit exceeds the Borrowing Base, immediately pledge to the Agent cash or cash equivalents in an amount equal to the excess as security for the Obligations.

      (ii) Excess Cash Flow. On or before April 30 of each year, commencing April 30, 1998, Borrower shall deliver to Agent a certificate from the chief executive officer or chief financial officer of Borrower certifying to a calculation of Excess Cash Flow for the immediately preceding Fiscal Year (or with respect to April 30, 1998, the period from the Closing Date to December 31,
      1997) and the amount to be prepaid under this Subsection 7.4(a)(ii). On May 31 of each year commencing May 31, 1998, the Borrower shall prepay the Loans in an amount equal to seventy-five percent (75%) of Excess Cash Flow for the immediately preceding Fiscal Year (or with respect to the May 31, 1998 payment date, the Excess Cash Flow for the period from the Closing Date to December 31, 1997).

      (iii)  Prepayments from Asset Dispositions.  If the Net
      Proceeds relating to any Asset Disposition by Holding or any Subsidiary exceed Fifty Thousand Dollars ($50,000) (it being understood that if the Net Proceeds exceed Fifty Thousand Dollars ($50,000), the entire Net Proceeds and not just the portion in excess of the foregoing amount shall be subject to this Subsection) for any single transaction or series of related transactions or if such Net Proceeds when aggregated with all other Net Proceeds from such Asset Dispositions received during the same Fiscal Year exceed One Hundred Thousand Dollars ($100,000) (it being understood that if the Net Proceeds exceed One Hundred Thousand Dollars ($100,000), the entire Net Proceeds not just the portion in excess of the foregoing amount shall be subject to this Subsection), Borrower shall within five (5) days of receipt of such Net Proceeds prepay the Loans in an amount equal to the Net Proceeds of such Asset Disposition required to be applied under this Subsection 7.4(a)(iii).

      (iv)  Prepayment from Equity Offerings.  In the event that
      Holding or a Subsidiary issues any Securities, no later than the third (3rd) Business Day following the date of receipt of the proceeds from any such issuance (other than: (a) proceeds from the Securities issued on the Closing Date under the terms of the Stock and Warrant Purchase Agreement; (b) proceeds from the Securities permitted to be issued under Subsections 12.6(i), (ii) and (iii);
      (c) proceeds from Securities issued to a seller of a Target or the Target's assets in a Permitted Acquisition as the consideration for the sale of the Target or it assets; and (d) proceeds in an aggregate amount for the entire term of this Agreement not to exceed Five Million Dollars ($5,000,000) received from the issuance of equity Securities of Holding, (i) permitted to be issued pursuant to Subsection 12.6(iv), (ii) issued to any of the following: Rice Partners, Franklin Street/Fairview Capital, L.L.C. or their Affiliates, (iii) issued at a time when no Event of Default exists, and (iv) issued to finance, and are used to finance, (A) the general working capital needs of Holding and the Subsidiaries or (B) Permitted Acquisitions), Borrower shall prepay the Loans in an amount equal to such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith.

      (v) Application of Mandatory Prepayments. Mandatory prepayments made pursuant to Subsection 7.4(a)(ii), (iii) and (iv) shall be applied as follows: (A) first to each installment due under the Term A Loans and Term B Loans until such Loans are paid in full, with each such installment being prepaid by its pro rata portion of the amount of the prepayment, with an installment's pro rata portion equal to a percentage obtained by multiplying by 100 the quotient derived by dividing the outstanding principal amount of such installment by the aggregate outstanding principal amount of all installments due under the Term A Loans and Term B Loans; and (B) second to the Revolving Loans and Acquisition Loans, with each such Loan being prepaid by its pro rata portion of the amount prepaid pursuant to this clause (B), with a Loan's pro rata portion for purposes of this clause (B) equal to a percentage obtained by multiplying by 100 the quotient derived by dividing the outstanding principal amount of such Loan by the aggregate outstanding principal amount of the Revolving Loans and Acquisition Loans. Prepayments applied to the Revolving Loans pursuant to clause (B) shall have the effect of permanently reducing the Revolving Commitments by the amount of the prepayment. Partial prepayments made on the Acquisition Loans after the fourth anniversary of the Closing Date shall be applied to the installments due thereunder in the inverse order of maturity. Notwithstanding the foregoing, in the event that the Borrower reasonably expects the proceeds of an Asset Disposition to be reinvested within one hundred twenty (120) days in productive assets of a kind then used or usable in the business of a Subsidiary and/or a Subsidiary acquired assets of a kind then used or useable in its business within the one hundred twenty
      (120) days period prior to the Asset Disposition in question, then, instead of the applications described above, the Borrower shall utilize the Net Proceeds therefrom to make a prepayment on the Revolving Loans in an amount equal to the sum of the amount needed for such reinvestment and the amount paid from the asset previously acquired within such time period (with any excess being applied as described above) and such prepayment shall not have the effect of reducing the Revolving Commitments. Each prepayment under Subsections 7.4(a)(ii), (iii) and (iv) shall be accompanied with accrued interest in the amount prepaid to the date of prepayment, any amount due under Section 8.5 as a result of such prepayment and a certificate from Borrower detailing the application thereof to the Loans as required by this clause (v).

   (b) Optional. Subject to Section 7.2 hereof and the provisions of this clause (b), Borrower may, at any time and from time to time without premium or penalty upon prior notice to the Agent as specified in Section 7.3 hereof, prepay or repay any Loan in full or in part. Any optional prepayment of the Acquisition Loans, Term A Loans or Term B Loans shall be accompanied with accrued interest on the amount prepaid to the date of prepayment. Any partial prepayments of the Term A Loans or Term B Loans shall be applied to the principal installments due thereunder in the inverse order of maturity. Partial prepayments of the Acquisition Loans after the fourth anniversary of the Closing Date shall be applied to the installments due thereunder in the inverse order of maturity. Loans subject to a Libor Account may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless
   (i) the Borrower pays to the Agent for the account of the applicable Banks any amounts due under Section 8.5 hereof as a result of such prepayment or repayment or (ii) after giving effect to such prepayment or repayment, the aggregate principal amount of the Libor Accounts applicable to the Loan being prepaid or repaid having Interest Periods that end after such payment date shall be equal to or less than the principal amount of such Loan after such prepayment or repayment.

    Section 7.5 Method of Payment. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by the Borrower or any Obligated Party under the Loan Documents shall be made to the Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 1:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower and each Obligated Party shall, at the time of making each such payment, specify to the Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment and any proceeds of any Collateral to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 7.6 hereof). Each payment received by the Agent under any Loan Document for the account of a Bank shall be paid to such Bank by 3:00 p.m. on the date the payment is deemed made to the Agent in immediately available funds, for the account of such Bank's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

    Section 7.6 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Loan shall be made by the Banks, each payment of commitment fees under Sections 2.5 and 3.5 hereof and letter of credit fees under Subsection 2.7(c) hereof shall be made for the account of the Banks, and each termination or reduction of the Commitments shall be applied to the Commitments of the Banks, pro rata according to their respective Commitment Percentages; (b) the making, Conversion, and Continuation of Accounts of a particular Type (other than Conversions provided for by Section 8.4 hereof) shall be made pro rata among the Banks holding Accounts of such Type according to their respective Commitment Percentages; (c) each payment and prepayment of principal of or interest on Loans or Reimbursement Obligations by the Borrower shall be made to the Agent for the account of the Agent or the Banks holding such Loans or Reimbursement Obligations (or participation interests therein) pro rata in accordance with the respective unpaid principal amounts of such Loans or participation interests held by the Agent or such Banks; (d) proceeds of Collateral shall be shared by the Agent and the Banks pro rata in accordance with the respective unpaid principal amounts of and interest on the Obligations then due the Agent and the Banks; and (e) the Banks (other than the Agent) shall purchase from the Agent participations in the Letters of Credit to the extent of their respective Commitment Percentages (calculated with respect to the Revolving Commitments only). If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by Agent as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent.

    Section 7.7 Sharing of Payments. If a Bank shall obtain payment of any principal of or interest on any of the Obligations due to such Bank hereunder directly (and not through the Agent) through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Banks participations in the Obligations held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Obligations held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

    Section 7.8 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, (a) the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period and (b) Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

    Section 7.9 Withholding Taxes. To the extent permitted by applicable law, all payments by the Borrower or any Obligated Party of amounts payable under any Loan Document shall be payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments (but excluding any tax imposed on or measured by the net income or profit of a Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or Applicable Lending Office or other lending office of such Bank is located or any subdivision thereof or therein). If any such taxes, duties or other charges are so levied or imposed, the Borrower or applicable Obligated Party will make additional payments in such amounts so that every net payment of amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties or other charges, will not be less than the amount provided for herein or therein, provided that the Borrower or applicable Obligated Party may withhold to the extent required by law and shall have no obligation to pay such additional amounts to any Bank to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure or inability of such Bank to comply with the provisions of Section 7.10 hereof. The Borrower shall furnish promptly to the Agent for distribution to each affected Bank, as the case may be, official receipts evidencing any such withholding or reduction.

    Section 7.10 Withholding Tax Exemption. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

    Section 7.11 Participation Obligations Absolute; Failure to Fund Participation. The obligations of a Bank to fund its participation in the Letters of Credit in accordance with the terms hereof shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including without limitation, the following circumstances: (a) any lack of validity of any Loan Document; (b) the occurrence of any Default; (c) the existence of any claim, set-off, counterclaim, defenses or other rights which such Bank, the Borrower, any Obligated Party, or any other Person may have;
(d) the occurrence of any event that has or could reasonably be expected to have a Material Adverse Effect; (e) the failure of any condition to a Loan under Article 9 hereof to be satisfied; (f) the fact that after giving effect to the funding of the participation the Outstanding Revolving Credit may exceed the Borrowing Base; or (g) any other circumstance whatsoever, whether or not similar to any of the foregoing; provided that, the obligations of a Bank to fund its participation in a Letter of Credit may be subject to avoidance by a Bank if such Bank proves in a final nonappealable judgment that it was damaged and that such damage arose directly from the Agent's willful misconduct or gross negligence in determining whether (i) the conditions set forth in Article 9 hereof to the issuance of the Letter of Credit in question were satisfied at the time of such issuance or such Loan or (ii) the documentation presented under the Letter of Credit in question complied with the terms thereof. If a Bank fails to fund its participation in a Letter of Credit as required hereby, such Bank shall, subject to the foregoing proviso, remain obligated to pay to the Agent the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded to the Agent at a rate per amount equal to the Federal Funds Rate for such period and the Agent shall be entitled to offset against any and all sums to be paid to such Bank hereunder the amount due the Agent under this sentence.

                               ARTICLE 8

                     Yield Protection and Illegality

    Section 8.1   Additional Costs.

   (a) The Borrower shall pay directly to each Bank from time to time such amounts as such Bank may reasonably determine to be necessary to compensate it for any costs incurred by such Bank which such Bank determines are attributable to its making or maintaining of any Loans subject to Libor Accounts or Letters of Credit hereunder or its obligation to make any of such Loans hereunder or issue or participate in any Letter of Credit, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

      (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than franchise taxes and taxes imposed on the overall net income of such Bank or its Applicable Lending Office for any of such Loans by the United States of America or the jurisdiction in which such Bank has its Principal Office or such Applicable Lending Office);

      (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (including any of such Loans or any deposits referred to in the definition of "Libor Rate" in Section 1.1 hereof); or

      (iii) imposes any other condition affecting this Agreement or the Notes or any of such extensions of credit or liabilities or commitments.

   Each Bank will notify the Borrower (with a copy to the Agent) of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Subsection 8.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, violate any law, rule, or regulation or be in any way disadvantageous to such Bank. Each Bank will furnish the Borrower with a certificate setting forth the basis and the amount of each request of such Bank for compensation under this Subsection 8.1(a). If any Bank requests compensation from the Borrower under this Subsection 8.1(a), the Borrower may, by notice to such Bank (with a copy to the Agent) suspend the obligation of such Bank to issue or participate in Letters of Credit or to make Loans subject to Libor Accounts or Continue Libor Accounts as Libor Accounts or Convert Prime Rate Accounts into Libor Accounts until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 8.4 hereof shall be applicable with respect to such Libor Accounts). A Bank may not request compensation under this subsection 8.1(a) for Additional Cost incurred at any time before the date which is twelve (12) months prior to the date the Bank requests such compensation.

   (b) Without limiting the effect of the foregoing provisions of this Section 8.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on the Loans subject to Libor Accounts is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Loans subject to Libor Accounts or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make Loans subject to Libor Accounts or Continue Libor Accounts as Libor Accounts or Convert Prime Rate Accounts into Libor Accounts hereunder shall be suspended until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 8.4 hereof shall be applicable).

   (c) Determinations and allocations by any Bank for purposes of this Section 8.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Loans or issue or participate in Letters of Credit or of making or maintaining Loans or issuing or participating in Letters of Credit or on amounts receivable by it in respect of Loans or Letters of Credit, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall, absent manifest error, constitute prima facie evidence of the accuracy thereof, provided that such determinations and allocations are made on a reasonable basis.

    Section 8.2 Limitation on Libor Accounts. Anything herein to the contrary notwithstanding, if with respect to any Libor Accounts under a Loan for any Interest Period therefor:

   (a) The Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Libor Rate" in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for the Loans subject to such Libor Accounts as provided in this Agreement; or

   (b) Required Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Adjusted Libor Rate" in Section 1.1 hereof on the basis of which the rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to the Banks of making or maintaining such Loans for such Interest Period;
   then the Agent shall give the Borrower prompt notice thereof specifying the relevant Libor Account and the relevant amounts or periods, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Loans subject to a Libor Account or to Convert Prime Rate Accounts into Libor Accounts and the Borrower shall, on the last day(s) of the then current Interest Period (s) for the outstanding Libor Accounts, either prepay the Loans subject to such Libor Accounts or Convert such Libor Accounts into Prime Rate Accounts in accordance with the terms of this Agreement.

    Section 8.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Loans subject to a Libor Account hereunder or (b) maintain Loans subject to a Libor Account hereunder, then such Bank shall promptly notify the Borrower (with a copy to the Agent) thereof and such Bank's obligation to make or maintain Loans subject to a Libor Account and to Convert Prime Rate Accounts into Libor Accounts hereunder shall be suspended until such time as such Bank may again make and maintain Loans subject to a Libor Account (in which case the provisions of Section 8.4 hereof shall be applicable).

    Section 8.4 Treatment of Affected Loans. If the Accounts applicable to a Loan of any Bank (hereinafter called "Affected Accounts") are to be Converted pursuant to Sections 8.1 or 8.3 hereof, the Bank's Affected Accounts shall be automatically Converted into Prime Rate Accounts on the last day(s) of the then current Interest Period(s) (or, in the case of a Conversion required by Section 8.3 hereof, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Sections
8.1 or 8.3 hereof which gave rise to such Conversion no longer exist: (a) to the extent that such Bank's Affected Accounts have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Accounts shall be applied instead to its Prime Rate Accounts; and (b) all Accounts which would otherwise be established or Continued by such Bank as Libor Accounts shall be made as or Converted into Prime Rate Accounts and all Accounts of such Bank which would otherwise be Converted into Libor Accounts shall be Converted instead into (or shall remain as) Prime Rate Accounts. If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Sections 8.1 or 8.3 hereof which gave rise to the Conversion of such Bank's Affected Accounts pursuant to this
Section 8.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Libor Accounts are outstanding, such Bank's Prime Rate Accounts shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Libor Accounts to the extent necessary so that, after giving effect thereto, all Accounts held by the Banks holding Libor Accounts and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitment Percentages.

    Section 8.5 Compensation. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

   (a)   Any payment or prepayment of a Loan subject to a Libor
   Account or Conversion of a Libor Account for any reason (including, without limitation, the acceleration of the outstanding Loans pursuant to Subsection 14.2(a) hereof) on a date other than the last day of an Interest Period for the applicable Libor Account; or

   (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in
   Article 9 to be satisfied) to borrow or prepay a Loan subject to a Libor Account, or Convert a Prime Rate Account to a Libor Account on the date for such borrowing, Conversion, or prepayment specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion, or failure to borrow to the last day of the Interest Period for such Libor Account (or, in the case of a failure to borrow, the Interest Period for such Libor Account which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Libor Account provided for herein over (ii) the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

    Section 8.6 Capital Adequacy. If after the date hereof, any Bank shall have determined that any Regulatory Change or any change in the compliance by such Bank (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such Regulatory Change or change in compliance by an amount deemed by such Bank to be material, then from time to time, within ten (10) Business Days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall constitute prima facie evidence of the accuracy thereof absent manifest error, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods. With respect to each demand by a Bank under this Section 8.6, no Bank shall have the right to demand compensation for amounts attributable to any reduction in such Bank's rate of return occurring at any time before the date which is twelve (12) months prior to the date the Bank gives such demand for compensation to Borrower.

    Section 8.7   Replacement/Payoff of Affected Bank.   Within five (5) days
after receipt by Borrower of written notice and demand from any Bank for any payment under the terms of Section 7.9, Section 8.1 or Section 8.6, or within ten (10) days of a Bank becoming a Nonconsenting Bank (as defined below), Borrower may, at its option notify Agent and such Bank (the "Affected Bank") of its intention to either (a) obtain, at Borrower's expense, a replacement Bank ("Replacement Bank") to purchase the Affected Bank's Loans and its obligations under the Loan Documents or (b) prepay in full all outstanding Obligations owed to such Affected Bank and terminate such Affected Bank's Revolving Commitment and Acquisition Commitment, in which case the Revolving Commitments and Acquisition Commitments will be reduced by the amount of the Affected Bank's Revolving Commitment and Acquisition Commitment. Borrower shall, within thirty (30) days following the delivery of such notice from Borrower either (a) cause the Replacement Bank to purchase the Loans of the Affected Bank and assume the Affected Bank's obligations hereunder in accordance with the terms of an Assignment and Acceptance for cash in an aggregate amount equal to the aggregate unpaid principal of the Loans held by such Bank, all unpaid interest and commitment fees accrued thereon, and all other Obligations owed to such Bank including amounts owed under Sections 7.9, 8.1, or 8.6 or (b) prepay in full all outstanding Obligations owed to such Affected Bank (including amounts owed under Sections 7.9, 8.1, or 8.6) and terminate such Affected Bank's obligations under the Revolving Commitments and the Acquisition Commitments. Notwithstanding the foregoing, (i) the Borrower shall continue to be obligated to pay to the Affected Bank in full all amounts then demanded and due under Sections 7.9, 8.1, or 8.6 in accordance with the terms thereof, (ii) neither the Agent nor any Bank shall have any obligation to find a Replacement Bank, (iii) the Replacement Bank must be reasonably acceptable to the Agent and (iv) Banque Paribas cannot be replaced or paid off under this Section 8.7 without its consent. In the event that (x) the Borrower or Agent has requested that the Banks consent to a departure or waiver of any provisions of the Loan Documents or agree to any other modification thereof, (y) the consent, waiver or other modification in question requires the agreement of all Banks in accordance with the terms of
Section 16.11 and (z) Banks holding at least 80% of the total Commitments have agreed to such consent, waiver or other modification, then any Bank who does not agree to such consent, waiver or other modification shall be deemed a "Nonconsenting Bank".

                              ARTICLE 9

                         Conditions Precedent

    Section 9.1 Initial Loan and Letter of Credit. The obligation of each Bank to make its initial Loan and the obligation of the Agent to issue the initial Letter of Credit are subject to the following conditions precedent:

   (a) Deliveries. The Agent shall have received on or before the Closing Date and on or before the day of any such Loan or Letter of Credit all of the following, each dated (unless otherwise indicated) the Closing Date, in form and substance satisfactory to the Agent:

      (i)   Resolutions; Authority.  Resolutions of the Board of
      Directors of the Borrower and each Obligated Party certified by its Secretary or an Assistant Secretary which authorize its execution, delivery, and performance of the Transaction Documents to which it is or is to be a party.

      (ii) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower and each Obligated Party certifying the names of its officers (A) who are authorized to sign the Transaction Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officer and (B) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby.

      (iii) Organizational Documents. The articles of incorporation of the Borrower and each Obligated Party certified by the Secretary of State of the state of its incorporation and dated a current date.

      (iv) Bylaws. The bylaws of the Borrower and each Obligated Party certified by its Secretary or an Assistant Secretary.

      (v) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of the Borrower and each Obligated Party as to its existence and, to the extent applicable, good standing and certificates of the appropriate government officials of each state in which the Borrower and each Obligated Party is required to qualify to do business and where failure to so qualify could reasonably be expected to have a Material Adverse Effect, as to the Borrower's and each Obligated Party's qualification to do business and good standing in such state, all dated a current date.

      (vi) Notes. The Notes executed by the Borrower dated the date hereof.

      (vii)   Guaranties.  A Subsidiary Guaranty executed by each
      Subsidiary and the Holding Guaranty executed by Holding, all dated the date hereof.

      (viii)   Senior Subordination Agreement.  The Senior
      Subordination Agreement executed by all the parties thereto and dated the date hereof.

      (ix) Personal Property Collateral Documents and Personal Property Collateral. The Holding Security Agreement executed by Holding, the Borrower Security Agreement executed by the Borrower and a Subsidiary Security Agreement executed by each Subsidiary, all dated the date hereof; certificates representing the capital stock of the Subsidiaries together with undated Stock Powers executed in blank; the promissory notes evidencing the Debt of the Subsidiaries to Borrower endorsed payable to the order of the Agent; UCC, tax and judgment Lien search reports listing all documentation on file against Holding, the Subsidiaries, Southland Container, Inc., Southland and Southland's subsidiaries in each jurisdiction in which any such party or any Collateral is located or registered; and executed documentation as the Agent may deem necessary to perfect or protect its Liens, including, without limitation: (A) intellectual property assignments; (B) financing statements under the UCC and other applicable documentation under the laws of any jurisdiction with respect to the perfection of Liens; and (C) except as provided in Section 11.9, waivers, subordinations or acknowledgments from all third parties who have possession or control of any Collateral including without limitation agreements with the landlords of all premises leased by Holding and any Subsidiary containing such consents and waivers as the Agent may require and agreements from each bank or brokerage company holding any deposit, commodity or investment account of Holding or any Subsidiary containing such agreements as the Agent may require.

      (x) Termination of Liens. Duly executed UCC-3 termination statements, mortgage releases and such other documentation as shall be necessary to terminate or release all Liens other than those permitted by Section 12.2 hereof.

      (xi) Mortgages. Executed Mortgages dated the date hereof covering the Mortgaged Property together with title insurance policies or reports and surveys as required under Section 11.9(b).

      (xii) Insurance Policies. Certificates of insurance summarizing the insurance policies of Holding and the Subsidiaries required by this Agreement and reflecting the Agent as additional insured under such policies and as loss payee with respect to all policies covering Collateral.

      (xiii) Opinion of Counsel. Favorable opinions of legal counsel to Holding and the Subsidiaries from such jurisdictions and, as to such matters as, the Agent may reasonably request.

      (xiv) Fees. The up front and agent fees set forth in that certain letter dated February 12, 1997, from Agent to Rice
      Partners and Holding (less the credit against such fees provided for therein).

      (xv) Borrowing Base Report. An initial Borrowing Base Report reflecting the combined pro forma Eligible Accounts for Holding, the Subsidiaries and Southland as of January 31, 1997 together with the receivable aging report required thereby.

      (xvi)   Transaction Documents.  Executed copies of the
      Southland Acquisition Documents, the Subordinated Loan Documents and the Capitalization Documents. All certificates and opinions delivered in connection with such Transaction Documents shall be addressed to Agent and Banks or accompanied by a written authorization from the Person delivering such certificate or opinion stating that Agent and Banks may rely on such document as though it were addressed to it.

      (xvii) Letter of Direction. A letter of direction from Borrower addressed to Agent with respect to the disbursement of the proceeds of the Loans.

      (xviii)   Environmental Report.  Environmental audit
      reports in scope and substance satisfactory to Agent and its counsel concerning the properties and business of Southland, its subsidiaries, Holding and the Subsidiaries prepared by a nationally recognized firm of environmental engineers.

   (b) Closing Date Availability. After giving effect to the consummation of the Related Transactions, the lesser of the Revolving Commitment or the Borrowing Base shall exceed the Outstanding Revolving Credit by not less than Seven Million Dollars ($7,000,000.00).

   (c)   Attorneys' Fees and Expenses.  The costs and expenses
   (including attorneys' fees) referred to in Section 16.1 hereof, to the extent incurred, shall have been paid in full.

   (d) Capitalization. The following shall have been issued and sold: (i) the Subordinated Notes, the gross cash proceeds of which shall be not less than Nine Million Dollars ($9,000,000); and (ii) the Holding Series B Stock, the gross cash proceeds of which shall be not less than Ten Million Dollars ($10,000,000). In addition, all certificates (excluding stock certificates) and opinions delivered in connection with the Subordinated Notes and the Holding Series B Stock shall be addressed to Agent and Banks or accompanied by a written authorization from the Person delivering such certificate or opinion stating that Agent and Banks may rely on such document as though it were addressed to them.

   (e) Government Approvals. The Federal Trade Commission or U.S. Justice Department under the Hart-Scott-Rodino Anti-Trust Improvements Act shall have approved the transactions contemplated by the Southland Acquisition Documents or the waiting period thereunder shall have expired.

   (f) Gilligan Lien. Copies of the documentation governing the Liens granted in favor of, and the obligations owing to, Thomas J. Gilligan.

   (g) Minority Southland Shareholders. Evidence that Southland owns one hundred percent (100%) of each of its subsidiaries or the Agent shall have been provided evidence satisfactory to it that after giving effect to the Related Transactions, Southland will own one hundred percent (100%) of each of its subsidiaries and all shares previously held by employees of such Subsidiary will be canceled.

   (h) 1996 Audit. Holding shall have provided Agent with a current draft of the audited consolidated financial statements of Holding as at and for the fiscal year ended December 31, 1996.

   (i) Related Transactions. Agent shall have been provided evidence satisfactory to it that the Related Transactions (including the Southland Acquisition and the Acquisition Merger but excluding any Permitted Acquisition funded with an advance under the Acquisition Commitments) will occur on the Closing Date.

    Section 9.2 Acquisitions Loans. The obligation of each Bank to make any Acquisition Loan (including the initial Acquisition Loan) is subject to the following additional conditions precedent:

   (a) Acquisition Request. Borrower shall have provided to the Agent and each Bank at least twenty (20) days prior to the date that the proposed Acquisition Loan is to be requested, the following: (i) the name of the Person (the "Target") who is to be acquired or whose assets are to be acquired; (ii) a description of the nature of the Target's business; (iii) copies of the documentation (or substantially final drafts of the documentation) intended to effect the proposed acquisition (the "Purchase Agreements"); (iv) a summary of the terms and conditions of the proposed acquisition; (v) a certificate of the chief financial officer or chief executive officer of the Borrower certifying that no Default exists or could reasonably be expected to occur as a result of the proposed acquisition; and (vi) any other information the Agent may reasonably request.

   (b) Purchase Price. The Purchase Price for the proposed acquisition does not exceed Three Million Five Hundred Thousand Dollars ($3,500,000) and the sum of the Purchase Prices paid for all Permitted Acquisitions consummated in the same Fiscal Year as the proposed acquisition is to occur plus the Purchase Price of the proposed acquisition does not exceed Five Million Dollars ($5,000,000).

   (c) Acquisition Criteria. Borrower shall provide to the Agent and each Bank evidence that:

      (i) Borrower has completed due diligence on the Target and the assets to be acquired satisfactory to Agent, including, without limitation, if applicable, a due diligence investigation as to the compliance with all Environmental Laws by the Target and the assets to be acquired;

      (ii) The Target is involved in the same general type of business activities as the Borrower and the Subsidiaries;

      (iii) If the proposed acquisition is an acquisition of the stock of a Target, the acquisition will be structured so that the Target will become a wholly-owned direct Subsidiary. If the proposed acquisition is an acquisition of assets, the acquisition will be structured so that either Borrower or a wholly-owned Subsidiary owned directly by Borrower shall acquire the assets;

      (iv) Neither the Target nor its assets shall be subject to any contingent obligations (including contingent obligations arising from any Environmental Liabilities), Environmental Liabilities, unsatisfied judgments or any pending action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that could reasonably be expected to have a Material Adverse Effect;

      (v)   The following criteria are satisfied:

          (A) Borrower shall have provided to the Agent and each Bank (i) copies of the financial statements of the Target for the twelve (12) month period prior to the closing of the proposed acquisition for which financial statements are available (but in any event financial statements for the most recently completed fiscal year of such Target) containing at a minimum, a balance sheet, statement of income and statement of cash flow prepared in accordance with GAAP, (ii) if the financial statements of the Target are not audited by an independent certified public accountant acceptable to the Agent, a review or other analysis of such Target and its financial condition prepared by a third party acceptable to the Agent, with such analysis to be in form and substance acceptable to the Agent, and
          (iii) a pro forma financial projection of the Borrower and the Subsidiaries (including the Target) for the period following the date of the consummation of the proposed acquisition to the Term B Termination Date which reflects compliance with the financial covenants in this Agreement;

          (B) The Purchase Price to be paid by the Borrower to acquire the Target or the assets to be acquired does not exceed an amount equal to the product obtained by multiplying by five and one-half (5.5) the Adjusted Target EBITDA of the Target or, as applicable, the Adjusted Target EBITDA of the Target attributable to such assets acquired, for the most recently completed twelve (12) month period prior to the closing of the proposed acquisition for which financial statements are available. The term "Adjusted Target EBITDA" means, for any period, the sum of the following, each calculated without duplication for the Target or the assets acquired for such period: (1) EBITDA; plus (2) all of those expenses which have been deducted in calculating EBITDA for such period and which will be eliminated in the future upon the consummation of the proposed acquisition by the Borrower as approved by Agent; minus (3) all income or gains which have been added in calculating EBITDA for such period and which will be eliminated in the future upon the consummation of the proposed acquisition by the Borrower as approved by Agent;

         (C) The quotient obtained by dividing (i) the sum of the Senior Debt (as defined below) as of the date of the proposed acquisition plus the amounts to be borrowed under the Acquisition Commitments in connection with the acquisition in question plus any other Debt to be incurred or assumed in connection with the proposed acquisition by
         (ii) the Acquisition EBITDA (as defined below) plus, on a pro forma basis, the Adjusted Target EBITDA of the Target or, if applicable, the Adjusted Target EBITDA of the Target attributable to the assets acquired, both for the most recently completed twelve (12) month period prior to the date of determination for which financial statements are available, shall not exceed the ratio set forth below opposite the applicable period during which the acquisition is to occur:

                Period                             Ratio
                ----------------------------      -------
                Close Date through 12/31/97         3.25
                1/1/98 through 12/31/98             2.75
                1/1/99 through 2/29/00              2.5

         The term "Acquisition EBITDA" means, for any period
         (the "Subject Period"), the total of the following calculated without duplication for such period: (a) if calculated on or after February 28, 1998, the EBITDA of Holding and its Subsidiaries determined on a consolidated basis or if calculated at any time prior to February 28, 1998, the product of (i) the EBITDA of Holding and its Subsidiaries determined on a consolidated basis for the period from the Closing Date to the month end most recently completed as of the date of determination multiplied by
         (ii) the Annualized Factor (the term "Annualized Factor" means a number equal to the quotient obtained by dividing twelve (12) by the number of months to have completely lapsed since the Closing Date), plus (b) on a pro forma basis, the Adjusted Target EBITDA of each Prior Target or, as applicable, the Adjusted Target EBITDA of a Prior Target attributable to the assets acquired from such Prior Target, for any portion of such Subject Period occurring prior to the date of the Borrower's acquisition of such Prior Target or the related assets but only to the extent such Adjusted Target EBITDA for such Prior Target can be established based on financial statements of the Prior Target prepared in accordance with GAAP. "Senior Debt" means, at the time of determination, the sum of (a) all the Debt of Borrower and the Subsidiaries determined on a consolidated basis minus
         (b) all the Debt evidenced by the Subordinated Notes.

         (D) The Target or the assets of the Target to be acquired has produced positive operating cash flow in the twelve (12) month period prior to the date of the proposed acquisition, with operating cash flow for such period being calculated by subtracting the Target's unfinanced capital expenditures for such period from its Adjusted Target EBITDA (as defined in clause (B) above) for such period;

         (E) The average daily balances of the sum of Holding's cash, cash equivalents and the Borrowing Availability of Holding and the Subsidiaries for the thirty
         (30) day period prior to the date of the proposed acquisition and calculated as if the acquisition occurred on the first (1st) day of such period, shall equal or exceed Three Million Dollars ($3,000,000). The term "Borrowing Availability", means at any time of determination, the amount by which the Revolving Commitments exceed the Outstanding Revolving Credit (as calculated from the most recent Borrowing Base Report delivered under Subsection 11.1(d)).

         (F) A certificate of the chief financial officer or chief executive officer of the Borrower certifying to the calculations demonstrating compliance with this clause (v);

   (d) Purchase Agreements. Prior to the closing of the proposed acquisition, (i) Agent and the Banks shall have received executed copies of the Purchase Agreements relating to the proposed acquisition; (ii) the Purchase Agreements shall be in full force and effect and no material term or condition thereof shall have been amended, modified, or waived after the execution thereof (other than solely to extend the date by which the proposed acquisition is required to occur) except those for which prior written notice was provided to Agent; (iii) none of the parties to the Purchase Agreements shall have failed to perform any material obligation or covenant required by the Purchase Agreement to be performed or complied with by it on or before the date of the closing of the proposed acquisition unless waived with the consent of the Agent; and (iv) Agent shall have received a certificate from Borrower's chief executive officer or chief financial officer to the effect set forth in clauses (i), (ii) and (iii) above.

   (e) Proposed Acquiree Loan Documents. If the proposed acquisition is an acquisition of the stock of a Target, then (i) the Target shall execute and deliver to Agent a Subsidiary Guaranty, a Subsidiary Security Agreement, Mortgage and such documentation required by Agent to cause the Liens granted thereby to be perfected and to have priority over all other Liens other than those permitted by Section 12.2 hereto, (ii) the Borrower shall execute and deliver to the Agent an amendment to the Borrower Security Agreement describing as collateral thereunder the stock of the Target, and (iii) the Borrower shall deliver to the Agent the certificates representing the stock of the Target together with undated stock powers duly executed in blank. If the proposed acquisition is an acquisition of assets, the Borrower or the Subsidiary acquiring the assets shall execute and deliver to Agent such documentation requested by Agent to cause the property acquired to be subject to a perfected Lien in favor of Agent for the benefit of the Banks and for such Lien to have priority over all other Liens other than those permitted by Section 12.2 hereto.

    Section 9.3 All Loans and Letters of Credit. The obligation of each Bank to make any Loan (including the initial Loan) and the obligation of the Agent to issue any Letter of Credit (including the initial Letter of Credit) are subject to the following additional conditions precedent:

   (a) No Default. No Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit;
   (b) Representations and Warranties. All of the representations and warranties contained in Article 10 hereof and in the other Loan Documents shall be true and correct on and as of the date of such Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date except (i) to the extent that such representations and warranties relate specifically to another date or (ii) to the extent that a fact, event or circumstance has occurred that makes such representation or warranty untrue but which is not prohibited to occur or exist (or which does not cause an Event of Default) under the Loan Documents; and

   (c) Additional Documentation. The Agent shall have received such additional approvals, opinions, or other documentation as the Agent may reasonably request.

Each notice of borrowing by the Borrower hereunder, and each request for the issuance of a Letter of Credit, shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in Subsections 9.3(a) and 9.3(b) hereof have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit).

                               ARTICLE 10

                      Representations and Warranties

To induce the Agent and the Banks to enter into this Agreement, Holding and Borrower represent and warrant to the Agent and the Banks that the following statements are, and, after giving effect to the Related
Transactions, will be true, correct and complete:

    Section 10.1 Corporate Existence. Holding and each Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Borrower and each Obligated Party have the power and authority to execute, deliver, and perform their respective obligations under the Transaction Documents to which it is or may become a party.

    Section 10.2   Financial Condition.

   (a)   Financial Statements.  Holding has delivered to Agent
   (i) audited consolidated financial statements of Holding as at and for the Fiscal Year ended December 31, 1995, (ii) audited consolidated financial statements of Southland as at and for its fiscal year ended April 30, 1996, (iii) unaudited consolidated financial statements of Holding as at and for the Fiscal Year ended December 31, 1996,
   (iv) unaudited consolidated financial statements of Southland as at and for the eight (8) month period ended December 31, 1996, and (v) the draft of the audited consolidated financial statements of Holding as at and for the Fiscal Year ended December 31, 1996. All financial statements concerning Holding, the Subsidiaries and Southland have been prepared in accordance with GAAP (subject in the case of the unaudited financial statements to audit adjustments and the fact that such financial statements do not contain footnotes), and present fairly, the financial condition of the parties subject thereof as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Holding nor any of the Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no Material Adverse Effect since the effective date of the most recent financial statements delivered to Agent.

   (b) Pro Forma. The Pro Forma was prepared by Holding based on the unaudited consolidated balance sheet of Holding and Southland dated December 31, 1996 and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

   (c) Projections. The Projections delivered and to be delivered (including the Projections annexed hereto as Schedule 10.2) have been and will be prepared by Holding in light of the past operation of the business of Southland, Holding and the Subsidiaries. The Projections represent and will represent as of the date thereof the good faith estimate of Holding and its senior management concerning the most probable course of its business.

    Section 10.3 Corporate Action; No Breach. The execution, delivery, and performance by the Borrower and each Obligated Party of the Transaction Documents to which each is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of the Borrower and each Obligated Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation or bylaws of the Borrower or any Obligated Party, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator other than such violations, conflicts and breaches which do not have a Material Adverse Effect, or (iii) any agreement or instrument to which Holding, any of the Subsidiaries, or any other Obligated Party is a party or by which any of them or any of their property is bound or subject other than such violations, conflicts and breaches which do not have a Material Adverse Effect, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided herein or Liens in favor of Agent) upon any of the revenues or assets of Holding, any Subsidiary, or any other Obligated Party other than such defaults which do not have a Material Adverse Effect.

    Section 10.4 Operation of Business. Holding and each of the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted except those that the failure to so possess could not reasonably be expected to have a Material Adverse Effect, and Holding and each of the Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing.

    Section 10.5   Litigation and Judgments.  Except as disclosed on
Schedule 10.5 hereto, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Holding, threatened against or affecting Holding or any Subsidiary. Except as disclosed on Schedule 10.5, there are no outstanding judgments against Holding or any Subsidiary. The matters disclosed on
Schedule 10.5 are not reasonably expected to result in a Material Adverse
Effect.

    Section 10.6   Rights in Properties; Liens.  Holding and each
Subsidiary have good title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in
Section 10.2 hereto, and none of the properties, assets, or leasehold interests of Holding or any Subsidiary is subject to any Lien, except as permitted by Section 12.2 hereto.

    Section 10.7   Enforceability.   The Transaction Documents to which
the Borrower or any Obligated Party is a party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower or the Obligated Party, as applicable, enforceable against Borrower or the applicable Obligated Party in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

    Section 10.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower or any Obligated Party of the Transaction Documents to which each is or may become a party or for the validity or enforceability thereof except for such authorizations, approvals, consents, filings and registrations which have been obtained and are described in the Southland Purchase Agreement or those the failure to obtain or make will not have a Material Adverse Effect. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the Southland Acquisition has expired without any adverse action.

    Section 10.9 Debt. Neither Holding nor any Subsidiary has any Debt, except as permitted by Section 12.1 hereto.

    Section 10.10 Taxes. Holding and each Subsidiary have filed all material tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established. Except as disclosed in writing to Agent, Holding knows of no pending investigation of Holding or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of Holding or any Subsidiary.

    Section 10.11 Margin Securities. Neither Holding nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

    Section 10.12 ERISA. Holding and each Subsidiary are in compliance with all applicable provisions of ERISA except for such events of noncompliance that will not have a Material Adverse Effect. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither Holding nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Holding and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans except for those instances of noncompliance with such requirements that will not have a Material Adverse Effect. The present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA, by an amount that will have a Material Adverse Effect. Neither Holding nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA in an amount that will have a Material Adverse Effect.

    Section 10.13 Disclosure. All factual information furnished by or on behalf of Holding or any Subsidiary in writing to the Agent or any Bank (including, without limitation, all information contained in the Transaction Documents) for purposes of or in connection with this Agreement, the other Transaction Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of Holding or any Subsidiary to the Agent or any Bank, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

    Section 10.14 Subsidiaries; Capitalization. As of the Closing Date and after giving effect to the Related Transactions, Holding has no Subsidiaries other than those listed on Schedule 10.14 hereto. As of the Closing Date and after giving effect to the Related Transactions, Schedule
10.14 sets forth the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of the Holding's ownership of the outstanding voting stock (or other ownership interests) of each such Subsidiary and the authorized, issued and outstanding capital stock of Holding and each Subsidiary. As of the Closing Date and after giving effect to the Related Transactions, Rice Partners, F-Southland, L.L.C., FF-Southland, L.P. and F-Jotan, L.L.C. own the shares of capital stock of Holding disclosed in Section II of Schedule 10.14. All of the outstanding capital stock of Holding and each Subsidiary has been validly issued, is fully paid, is nonassessable and has not been issued in violation of any preemptive or similar rights. Except as disclosed on Schedule 10.14, there are (a) no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, capital stock of Holding or any Subsidiary, and (b) no shareholder agreements, voting trusts or similar agreements in effect and binding on any shareholder of Holding or a Subsidiary or the capital stock of Holding and a Subsidiary. All shares of capital stock of Holding and each Subsidiary and the Subordinated Notes were issued in compliance with all applicable state and federal securities laws.

    Section 10.15 Agreements. Neither Holding nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect. Neither Holding nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party other than defaults which will not have a Material Adverse Effect.

    Section 10.16 Compliance with Laws. Neither Holding nor any Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator other than defaults which will not have a Material Adverse Effect.

    Section 10.17 Investment Company Act. Neither Holding nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    Section 10.18 Public Utility Holding Company Act. Neither Holding nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    Section 10.19   Environmental Matters.

   (a) Holding, each Subsidiary, and all of their respective properties, assets, and operations are in compliance in all material respects with all Environmental Laws. Holding is not aware of, nor has Holding received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the material compliance or continued material compliance of Holding and the Subsidiaries with all Environmental Laws;

   (b) Holding and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws the failure of which to obtain would result in a Material Adverse Effect. All such permits are in good standing and Holding and its Subsidiaries are in compliance in all material respects with all of the terms and conditions of such permits;

   (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of Holding or any Subsidiary except
   (i) in compliance in all material respects with Environmental Laws and
   (ii) as disclosed in that certain letter dated March 4, 1997 from ERM-Southeast, Inc. to Holding relating to Holding's Thomasville Georgia location (the "Phase II Report"). The Hazardous Materials identified in the Phase II report (i) were not Released by Holding or any of its Affiliates and (ii) have not been and are not now utilized by Holding or any of its Affiliates at the Thomasville Georgia location of Holding. The use which Holding and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in compliance in all material respects with Environmental Laws;

   (d) Neither Holding nor any of the Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

   (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of Holding or any of the Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;

   (f) Neither Holding nor any of the Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., regulations thereunder or any comparable provision of state law. Holding and the Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws in all material respects;

   (g) Neither Holding nor any of the Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

   (h) No Lien arising under any Environmental Law has attached to any property or revenues of Holding or the Subsidiaries.

    Section 10.20   Transaction Documents.  As of the Closing Date,
Holding has delivered to Agent a complete and correct copy of the Southland Acquisition Documents, the Subordinated Loan Documents and the Capitalization Documents, each such Transaction Document is in full force and effect and no material term or condition thereof has been amended or otherwise waived except for such amendments and waivers approved by the Agent, none of the parties thereto has failed to perform any material obligation thereunder, and each of the representations and warranties given therein is true and correct in all material respects on and as of the Closing Date.

    Section 10.21 Broker's Fees. Except for the payment of a finder's fee in the amount of Four Hundred Thousand Dollars ($400,000) to M.S. Farrell at the closing of the Southland Acquisition and an investment banking fee of up to Four Hundred Fifty Thousand Dollars ($450,000) to Dominion Partners at the closing of the Southland Acquisition, no broker's or finder's fee, commission or similar compensation will be payable with respect to the Related Transactions. No other similar fees or commissions will be payable by Holding or any Subsidiary for any other services rendered to Holding or any of its Subsidiaries ancillary to the Related Transaction.

    Section 10.22   Employee Matters.  Except as set forth on Schedule
10.22, (a) neither Holding nor any Subsidiary, nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of Holding or any Subsidiary and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Holding or any Subsidiary and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Holding after due inquiry, threatened between Holding or any Subsidiary and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on
Schedule 10.22, neither Holding nor any Subsidiaries is subject to an employment contract.

    Section 10.23 Solvency. As of and from and after the date of this Agreement and after giving effect to the consummation of the Related Transactions, Holding and each of the Subsidiaries individually and on a consolidated basis: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

                               ARTICLE 11

                           Positive Covenants

Holding and Borrower covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, they will perform and observe the following positive covenants:

    Section 11.1   Reporting Requirements.  Holding will furnish to the
Agent:

   (a) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Holding, beginning with the Fiscal Year ending December 31, 1996, (i) a copy of the annual audit report of the Holding and the Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified on an unqualified basis by Ernst & Young or other independent certified public accountants of recognized standing selected by Holding and reasonably acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP; and (ii) a copy of the annual unaudited report of Holding and the Subsidiaries for such Fiscal Year containing, on a consolidating basis balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, and in reasonable detail certified by the chief executive officer or chief financial officer of Holding to have been prepared in accordance with GAAP (but excluding footnotes) and to fairly present the financial condition and results of operation of Holding and the Subsidiaries, on a consolidating basis at the date and for the Fiscal Year then ended;

   (b) Monthly Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each month, a copy of an unaudited financial report of Holding and the Subsidiaries as of the end of such period and for the portion of the Fiscal Year then ended containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief executive officer or chief financial officer of Holding to have been prepared in accordance with GAAP (but excluding footnotes) and to fairly present (subject to year-end audit adjustments) the financial condition and results of operations of Holding and the Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein;

   (c) Compliance Certificate. Within thirty (30) days after the end of each month and accompanying the annual financial statements delivered in accordance with Subsection 11.1(a), a Compliance Certificate, together, as of the end of each Fiscal Quarter, with schedules setting forth the calculations supporting the computations therein;

   (d) Borrowing Base Report. As soon as available, and in any event within thirty (30) days after the end of each month, a Borrowing Base Report with the account aging report required thereby;

   (e) Projections. As soon as available and in any event forty-five (45) days after the beginning of each Fiscal Year of Holding, Projections for the forthcoming Fiscal Year and a proforma projection of the Holding's compliance with the financial covenants in this Agreement for the same period;

   (f) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Holding or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of Holding or any Subsidiary;

   (g) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting Holding or any Subsidiary which, if determined adversely to Holding or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

   (h) Notice of Default. As soon as possible and in any event within five (5) Business Days after an officer of Holding has knowledge of the occurrence of each Default, a written notice setting forth the details of such Default and the action that Holding has taken and proposes to take with respect thereto;

   (i) ERISA Reports. If requested by the Agent, promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which Holding or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) Business Days after Holding or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Holding or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of Holding setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that Holding proposes to take with respect thereto;

   (j) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any notice, statement or report furnished to any other party pursuant to the terms of any indenture, loan, credit or similar agreement that governs Debt outstanding with a principal balance in excess of Two Hundred Thousand Dollars ($200,000) not otherwise required to be furnished to the Agent and the Banks pursuant to any other clause of this Section;

   (k) Notice of Material Adverse Effect. As soon as possible and in any event within five (5) Business Days of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

   (l) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by Holding or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by Holding or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

   (m) General Information. Promptly, such other information concerning Holding or any Subsidiary as the Agent or any Bank may from time to time reasonably request and which may be obtained without the disclosure of materials protected by the attorney-client or other privilege.

    Section 11.2 Maintenance of Existence; Conduct of Business. Except as permitted by Section 12.3, Holding will, and will cause each Subsidiary to, preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary in the ordinary conduct of its business and where the failure to so preserve or maintain such leases and other rights would result in a Material Adverse Effect. Holding will, and will cause each Subsidiary to, conduct its business in an orderly and efficient manner in accordance with good business practices.

    Section 11.3 Maintenance of Properties. Holding will, and will cause each Subsidiary to, maintain, keep, and preserve all of its material properties necessary in the conduct of its business in good working order and condition, ordinary wear, tear and casualties excepted.

    Section 11.4 Taxes and Claims. Holding will, and will cause each Subsidiary to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither Holding nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge (i) which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established or (ii) if the failure to pay the same would not result in a material Lien on the property of Holding or any Subsidiary and would not otherwise result in a Material Adverse Effect.

    Section 11.5 Insurance. Holding will, and will cause each Subsidiary to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which Holding and the Subsidiaries operate, provided that in any event Holding will maintain and cause each Subsidiary to maintain workers' compensation insurance, property insurance and comprehensive general liability insurance reasonably satisfactory to the Agent. Each general liability insurance policy shall name the Agent as additional insured, each insurance policy covering Collateral shall name the Agent as loss payee and shall provide that such policy will not be canceled or materially changed without thirty (30) days prior written notice to the Agent.

    Section 11.6 Keeping Books and Records. Holding will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

    Section 11.7 Compliance with Laws. Holding will, and will cause each Subsidiary to, comply with all applicable laws (including, without limitation, all Environmental Laws), rules, regulations, orders, and decrees of any Governmental Authority or arbitrator other than (i) such noncompliance which will not have a Material Adverse Effect and (ii) any such laws, rules, regulations, orders, and decrees contested by appropriate actions or proceedings diligently pursued, if adequate reserves in conformity with GAAP with respect thereto are established to the reasonable satisfaction of Agent.

    Section 11.8 Compliance with Agreements. Holding will, and will cause each Subsidiary to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such noncompliance which will not have a Material Adverse Effect.

    Section 11.9 Further Assurances; Exception to Perfection and Collateral Matters.

   (a) Further Assurance. Holding will, and will cause each Subsidiary to, execute and deliver such further documentation and take such further action as may be requested by the Agent to carry out the provisions and purposes of the Loan Documents and to create, preserve, protect and perfect the Liens of the Agent for the benefit of itself and the Banks in the Collateral; provided that prior to the occurrence of a Default, neither Holding nor any Subsidiary shall be required to:

      (i)   file any financing statements to perfect the Agent's
      Lien in fixtures with respect to any one parcel of property if the aggregate book value of the fixtures located on such parcel of property do not exceed Ten Thousand Dollars ($10,000) (Holding represents to the Agent and the Banks that to its knowledge, other than the Mortgaged Property located in Thomasville, Georgia, no parcel of property owned by Holding or any Subsidiaries has fixtures with a book value of Ten Thousand Dollars ($10,000) as of the Closing Date);

      (ii) obtain any Lien acknowledgments, control or agency agreements from any institution holding a bank account identified pursuant to the Borrower Security Agreement, Holding Security Agreement or the applicable Subsidiary Security Agreement except for the institution holding the accounts identified on
      Schedule 11.9;

      (iii) cause the Agent's Lien to be noted on any certificate of title evidencing any equipment that, at the time of such notation or the Obligated Party's acquisition, (i) is subject to a lease or (ii) has a book value of less than Ten Thousand Dollars ($10,000) (Holding represents to the Agent and the Banks that to its knowledge and as of the Closing Date, no single piece of equipment has a book value equal to or greater than Ten Thousand Dollars ($10,000));

      (iv) obtain any landlord or mortgagee consents, waivers or subordinations relating to the Lien of the Agent in a leasehold estate or any inventory with respect to any property of Holding or any Subsidiary other than the Mortgaged Property or unless, in the case of inventory, such inventory is to be included as Eligible Inventory; provided a landlord consent, waiver or subordination does not need to be obtained with respect to the property located at 125 National Road, Edison, New Jersey;

      (v) obtain control over any security or commodity account now or hereafter identified in or pursuant to the Borrower
      Security Agreement, Holding Security Agreement or the applicable Subsidiary Security Agreement; or

      (vi)   record any mortgage covering a leasehold estate.
      If a Default occurs and Agent requests, then Holding shall take such action as the Agent may reasonably request to perfect and protect the Liens of the Agent in any of the foregoing Collateral described in this clause (a).

   (b)   Mortgages; Title Insurance; Surveys

      (i)   Title Insurance.  On the Closing Date (or within sixty
      (60) days following delivery of any Mortgage with respect to Additional Mortgaged Property that is owned in fee), Holding shall deliver or cause to be delivered to Agent lender's title insurance policies issued by title insurers reasonably satisfactory to Agent (the "Mortgage Policies") in form and substance and in amounts reasonably satisfactory to Agent assuring Agent that the Mortgages which cover properties owned in fee simple are valid and enforceable first priority mortgage liens on the respective Mortgaged Property or Additional Mortgaged Property, free and clear of all defects and encumbrances except as permitted by
      Section 12.2. The Mortgage Policies shall be in form and substance reasonably satisfactory to Agent and shall include an endorsement insuring against the effect of future advances under this Agreement, for mechanics' liens and for any other matter that Agent may reasonably request, and shall provide for affirmative insurance and such reinsurance as Agent may reasonably request.
      In the case of each leasehold constituting Mortgaged Property or Additional Mortgaged Property, Agent (for the benefit of Lenders) shall have received a copy of the underlying lease, such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may have been requested by Agent, which letters shall be in form and substance satisfactory to Agent.

      (ii) Additional Mortgaged Property. Agent may from time to time designate real property or leasehold interests of Holding or any Subsidiary after the date hereof as "Additional Mortgaged Property", in which case Holding shall as promptly as possible (and in any event within sixty (60) days after such designation) deliver to Agent a fully executed Mortgage, in form and substance satisfactory to Agent together with title insurance policies and surveys as required by this Subsection 11.9(b). Holding agrees that, following the taking of the actions with respect to any Additional Mortgaged Property required by the immediately preceding sentence, Agent shall have a valid and enforceable first priority mortgage on the respective Additional Mortgaged Property, free and clear of all defects and encumbrances except as permitted by Section 12.2.

      (iii) Surveys. On or before the Closing Date (or within thirty (30) days following delivery of any Mortgage with respect to Additional Mortgaged Property), Holding shall deliver or cause to be delivered to Agent current surveys, certified by a licensed surveyor, for all real property that is the subject of the Mortgage Policies including Additional Mortgaged Property for which a Mortgage Policy is issued. All such surveys shall be sufficient to allow the issuer of the mortgage policy to issue a lender's policy.

      (iv) Appraisals. If requested by Agent or required by applicable law, Holding shall deliver or cause to be delivered from time to time to Agent a current appraisal of each Mortgaged Property and each Additional Mortgaged Property, such appraisals to be in form and substance satisfactory to Agent; provided that, prior to an Event of Default, Agent may only require Borrower to pay the costs of one (1) appraisal for each parcel of Mortgaged Property and each Additional Mortgaged Property in any twenty-four
     (24) month period.

   (c) Subsidiary Pledge. Upon the creation or acquisition of any Subsidiary, Holding shall cause such Subsidiary to execute and deliver to Agent a Subsidiary Guaranty, a Subsidiary Security Agreement, a Mortgage and such other documentation as the Agent may request to cause such Subsidiary to evidence, perfect or otherwise implement the guaranty and security for the repayment of the Obligations contemplated by a Subsidiary Guaranty, Subsidiary Security Agreement and Mortgage. If any Subsidiary is created or acquired after the Closing Date, the Borrower shall execute and deliver to the Agent an amendment to the Borrower Security Agreement describing as collateral thereunder the stock of or other ownership interest in the new Subsidiary and the Borrower shall deliver the certificates representing such stock or other interests to the Agent together with undated stock or other powers duly executed in blank.

    Section 11.10 ERISA. Holding will, and will cause each Subsidiary to, comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability which will have a Material Adverse Effect.

    Section 11.11 Interest Rate Protection. By April 30, 1997, Borrower will obtain and maintain acceptable interest rate protection in the form of an interest rate swap, cap, collar or other similar mechanism satisfactory to the Agent, designed to protect the Borrower against increases in interest rates, for a minimum notional amount of fifty percent (50%) of the aggregate amount of the outstanding Term A Loans and Term B Loans, for a minimum term of two
(2) years and protecting against increases in interest rate above a rate equivalent to the LIBOR Rate plus no more than three percent (3%).

    Section 11.12 Inspection; Bank Meeting. Holding shall permit any authorized representatives of Agent to visit and inspect any of the properties of Holding or any of the Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested; provided that as long as no Default exists, the Agent will not be permitted to visit and inspect any property of Holding or of any Subsidiary more than two (2) times in any fiscal year. After the occurrence and during the continuance of a Default, Agent and any Bank may visit and inspect the properties of Holding and of any Subsidiary as often as may be reasonably requested. Any Bank may, at its own expense, accompany the Agent on any visit or inspection occurring prior to the occurrence and continuance of a Default.

    Section 11.13 Acquisition Agreements. Holding will, and will cause each Subsidiary to, at its expense: (a) perform and observe all the terms and provisions of the Southland Acquisition Documents and the Purchase Agreements to be performed or observed by it, maintain such agreements in full force and effect, enforce such agreements in accordance with their respective terms, and take all action to such end as may be from time to time reasonably requested by the Agent in each case, to the extent of prudent business judgment; (b) furnish to the Agent promptly on receipt thereof, copies of all notices, requests, and other documents received by it under or pursuant to the Southland Acquisition Documents and the Purchase Agreements and (c) from time to time (1) furnish to the Agent such information and requests regarding such agreements as the Agent may reasonably request and (2) upon request of the Agent make to any other party to any such agreement such demands and requests for information and reports or for action as it is entitled to make thereunder. Holding will not, and will not permit any Subsidiary to unless required by applicable law: (a) cancel or terminate any of the Southland Acquisition Documents or any Purchase Agreements or consent to or accept any cancellation or termination thereof; (b) amend or otherwise modify any such agreements or give any material consent, waiver or approval thereunder; (c) waive any default under or breach of any such agreements in any material respect; or (d) take any other action in connection with any such agreement that would impair in any material respect the Agent and the Bank's value of the interest or right of Holding or any Obligated Party thereunder or that would impair the interest or rights of the Agent and the Banks.

    Section 11.14 Asset Transfer. On or before May 31, 1997, Holding shall take all action necessary to cause the Asset Transfer to occur and shall cause the Asset Transfer to be consummated.

                                ARTICLE 12

                            Negative Covenants

Holding and Borrower covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, they will perform and observe the following negative covenants:

    Section 12.1 Debt. Holding will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Debt, except:

   (a)   Debt to the Banks pursuant to the Loan Documents;

   (b) Debt evidenced by the Subordinated Loan Documents (and any refinancings or replacements of all or a portion thereof so long as (i) the weighted average maturity of such refinancing or replacement Debt is equal to or longer than the Subordinated Notes, (ii) such refinancing or replacement Debt is subordinated to the Obligations to the same or greater extent as the Subordinated Notes are so subordinated, and (iii) the covenants contained in any agreement evidencing such refinancing or replacement Debt are not more onerous, taken as a whole, as the covenants contained in the Subordinated Loan Documents); provided, however, that the aggregate amount outstanding under the Subordinated Notes (or any refinancing or replacement thereof) shall never exceed Nine Million Dollars ($9,000,000) minus all principal payments made under the Subordinated Notes;

   (c) Debt described on Schedule 12.1 hereto (but excluding the Previous Debt after the Closing Date), and any extensions, renewals or refinancings of such existing Debt so long as (i) the principal amount of such Debt after such renewal, extension or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension or refinancing, and (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension or refinancing; provided that the Debt and other monetary obligations owed to Thomas J. Gilligan may not be renewed, extended or refinanced except with advances under the Revolving Loans and must be repaid in full on or before April 30, 1997;

   (d) Debt of a Subsidiary to Borrower; provided that (i) such Debt must be evidenced by promissory notes which have been pledged to the Agent, for the benefit of each Bank as security for the Obligations;
   (ii) the proceeds of such Debt shall be used to finance the working capital requirements of such Subsidiary or to finance a Permitted Acquisition; and (iii) such Debt shall have such other terms and conditions as the Agent may reasonably require;

   (e) Guaranties incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations;

   (f) Debt of Borrower (including Capital Lease Obligations) incurred after the Closing Date not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate at any time outstanding secured by purchase money Liens permitted by Section 12.2(g);

   (g) Debt constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on Holding's or a Subsidiaries' behalf in accordance with the policies issued to Holding and the Subsidiaries;

   (h)   Debt arising under the Transaction Documents; and

   (i) Debt of Borrower other than that specifically described in clauses (a) through (h) of this Section 12.1 (which may include Debt incurred or assumed by Borrower in connection with a Permitted
   Acquisition) which in the aggregate does not exceed One Million Dollars ($1,000,000) at any time outstanding.

    Section 12.2 Limitation on Liens and Restrictions on Subsidiaries. Holding will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following:

   (a) Liens disclosed on Schedule 12.2 hereto or in the Mortgage Policies; provided any Liens securing the Previous Debt will not be permitted after the Closing Date and the Liens granted in favor of Thomas J. Gilligan in the treasury shares of Southland will not be permitted after the Debt or other obligations secured thereby has been paid;

   (b) Liens in favor of the Agent for the benefit of itself and the Banks pursuant to the Loan Documents;

   (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Holding or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

   (d)   Liens (other than Liens relating to Environmental
   Liabilities or ERISA) for taxes, assessments, or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

   (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP and are incurred in the ordinary course of business;

   (f) Liens resulting from good faith deposits to secure payments of worker's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt);

   (g) Liens for purchase money obligations (including the rights of lessors under capitalized leases) provided that: (i) the purchase of the asset subject to any such Lien is permitted under Section 13.4 hereof; (ii) the Debt secured by any such Lien is permitted under
   Section 12.1 hereof; and (iii) any such Lien encumbers only the asset so purchased;

   (h) Any attachment or judgment Lien not constituting an Event of Default;

   (i) Any interest or title of a lessor or sublessor under any lease incurred in the ordinary course of business and not otherwise prohibited by the terms of this Agreement; and

   (j) Liens arising from filing UCC financing statements regarding leases permitted by this Agreement.

Neither Holding nor any Subsidiary shall enter into or assume any agreement (other than the Loan Documents, the Subordinated Loan Documents and the Capitalization Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired unless such agreement permits the granting of Liens to secure the Obligations; provided that, in connection with the creation of purchase money Liens, Holding or the Subsidiary may agree that it will not permit any other Liens to encumber the asset subject to such purchase money Lien. Except as provided herein, Holding will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Holding or any Subsidiary; (2) subject to subordination provisions, pay any Debt owed to Borrower or any other Subsidiary; (3) make loans or advances to Holding or any Subsidiary; or (4) transfer any of its property or assets to Borrower or any Subsidiary.

    Section 12.3 Mergers, Etc. Holding will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the business or assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself; provided that

   (a) as long as no Default exists or would result therefrom and provided Holding gives the Agent and the Banks prior written notice:

      (i) Holding and the Subsidiaries may acquire shares or other evidence of beneficial ownership of a Person in accordance with the restrictions set forth in Subsection 12.5;

      (ii) Borrower may make Permitted Acquisitions if, with respect to each such acquisition:

         (A) the Borrower complies with the conditions set forth in Section 9.2 hereto on or prior to the date of the consummation of such Permitted Acquisition; and

         (B) the consideration paid by Borrower in connection with such acquisition is:

            (1) paid in cash which is (a) borrowed under the Acquisition Commitments in accordance with the terms thereof or (b) funded with proceeds which are not required to be used to prepay the Loans under
            Section 7.5(a)(iv) and are received from the issuance of equity Securities of Holding; or

            (2) financed with Debt of Borrower which must be: (a) unsecured, (b) incurred by Borrower in accordance with the restrictions of Section 12.1(h),
            (c) owed to the sellers of the Target, and (d) made on terms which are otherwise reasonably acceptable to the Agent; or

            (3)   equity Securities of Holding issued in
            accordance with Subsection 12.6(iv);

      (iii) Holding may consummate the repurchases of stock, options and warrants in accordance with Subsection 12.4(iii);

      (iv) In connection with a Permitted Acquisition consummated in accordance with the restrictions set out in Subsection 12.3(a), Borrower may merge or consolidate with any other Person provided the Borrower is the surviving Person;

   (b)   the Acquisition Merger and Asset Transfer may occur; and

   (c) if no Default exists and Holding provides the Agent at least ten (10) days prior written notice, any Subsidiary may merge or consolidate with Borrower (provided Borrower is the surviving entity) or with any wholly-owned Subsidiary directly owned by Borrower or, in connection with a Permitted Acquisition consummated in accordance with the restrictions set out in Section 12.3(a), any other Person that, in each case is or becomes, simultaneously with such transaction, an Obligated Party (by execution of a Subsidiary Guaranty, Subsidiary Security Agreement and related documents) and a wholly-owned Subsidiary directly owned by Borrower.

    Section 12.4 Restricted Junior Payments. Holding will not and will not permit any Subsidiary to directly or indirectly declare, order, pay, make or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holding or any Subsidiary now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holding or any Subsidiary now or hereafter outstanding; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holding or any Subsidiaries now or hereafter outstanding except:

      (i) Subsidiaries owned directly by Borrower may make, declare and pay dividends and make other distributions with respect to their capital stock to the extent necessary to permit Borrower to pay the Obligations and to permit Borrower to pay expenses incurred in the ordinary course of business;

      (ii) Holding may declare and pay dividends on any class of its preferred stock payable solely in shares of such class of such preferred stock;
      (iii) as long as no Default exists or would result therefrom, Holding may repurchase its common stock or any options to purchase its common stock from its and the Subsidiaries' officers, directors and employees who received such stock or options from an employee stock option or other compensation plan established by Holding (including repurchases arising as a result of the death, disability or termination of any such officers, directors and employees but excluding any common stock or options held by any such Person who is also an officer, partner, director or employee of Rice Partners or its Affiliates); provided that the aggregate amount paid for such repurchases in any Fiscal Year does not exceed Five Hundred Thousand Dollars ($500,000); and

      (iv) Borrower may make, declare and pay dividends to Holding in an amount necessary for Holding to make the repurchases permitted by the foregoing clause (iii).

    Section 12.5 Investments. Holding will not, and will not permit any Subsidiary to, make or permit to remain outstanding any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or own any stocks, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person, except:

   (a) in connection with a Permitted Acquisition consummated in accordance with Section 12.3 hereto;

   (b) Borrower and Holding may own stock of the Subsidiaries existing on the Closing Date and notes payable by Subsidiaries in accordance with the restrictions set forth in Section 12.1 hereto;

   (c) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

   (d) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of Fifty Million Dollars ($50,000,000);

   (e) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc.;

   (f) loans and advances to employees for business expenses incurred in the ordinary course of business not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any time outstanding;

   (g) if no Default exists, Borrower may make capital contributions to or investments in, or purchase any stocks or other equity Securities authorized to be issued under Section 12.6 of, a wholly-owned Subsidiary directly owned by Borrower; provided that (i) Borrower shall have complied with its obligation under Section 11.9 simultaneously with such contribution, investment or purchase, (ii) the aggregate amount of such capital contributions, investments and purchases in any one Subsidiary shall not exceed One Thousand Dollars ($1,000.00), and (iii) such capital contributions, investments and purchases shall only be made in connection with a Permitted Acquisition and for the purpose of capitalizing a new Subsidiary who will merge with the applicable Target or who will acquire the assets of the applicable Target;

   (h) Holdings may make additional capital contributions to or investments in or purchase any stocks or other equity Securities of Borrower authorized to be issued under Section 12.6; provided that Holding shall have complied with its obligation under Section 11.9 simultaneously with such contribution, investment or purchases; and

   (i) loans, advances or investments other than those described in clauses (a) through (h) of this Section 12.5 if the aggregate principal amount of such loans and advances outstanding plus the aggregate acquisition price of the outstanding investments never exceeds One Hundred Thousand Dollars ($100,000).

    Section 12.6 Limitation on Issuance of Capital Stock. Holding will not, and will not permit any Subsidiary to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock, or (c) any option, warrant, or other right to acquire any of its capital stock; except:

      (i) Holding may issue capital stock pursuant to the exercise of the warrants purchased under the Stock and Warrant Purchase Agreement and the conversion to common stock of any shares of Holding's series A preferred stock;

      (ii) Holding may issue additional preferred stock in satisfaction of its obligations to pay dividends on its existing Series A and Series B preferred stock;

      (iii) Holding may (a) on or prior to the Closing Date, issue or reserve for issuance common stock to directors in lieu of and/or in addition to, director fees and (b) issue common stock and options to acquire common stock to officers, employees and directors of Holding or a Subsidiary pursuant to a stock option, other compensation plan or director fee payment plan approved by the board of directors; and

      (iv) Holding may offer and issue its equity Securities subject to Section 7.4(a)(iv) and Section 14.1(n).

    Section 12.7 Transactions With Affiliates. Holding will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Holding or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of Holding's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Holding or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of Holding or such Subsidiary.

    Section 12.8 Disposition of Assets. Holding will not, and will not permit any Subsidiary to, sell, lease, assign, transfer, or otherwise dispose of any of its assets, except (a) dispositions of inventory in the ordinary course of business; (b) dispositions of assets reasonably and in good faith determined by Holding or such Subsidiary to be obsolete or no longer necessary to its business; (c) the Asset Transfer may occur; and (d) dispositions of assets other than those described in the foregoing clauses (a), (b) and (c) if all the following conditions are satisfied: (i) the fair market value of the assets disposed of in any single transaction or series of transactions does not exceed Two Hundred Thousand Dollars ($200,000) and the aggregate fair market value of the assets disposed of in any Fiscal Year does not exceed Four Hundred Thousand Dollars ($400,000); (ii) no Default exists or would result therefrom; (iii) the consideration received is at least equal to the fair market value of such assets; (iv) the sole consideration received is cash; and
(v) the Net Proceeds of such Asset Disposition are applied as required by Subsection 7.4.

    Section 12.9 Sale and Leaseback. Holding will not, and will not permit any Subsidiary to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

    Section 12.10 Lines of Business. Holding will not, and will not permit any Subsidiary to, engage in any line or lines of business activity other than the businesses in which they are engaged on the date hereof or a business reasonably related thereto.

    Section 12.11 Management Fees and Compensation. Holding will not and will not permit any Subsidiaries directly or indirectly to pay any management, consulting or similar fees to any Affiliate or to any director, officer or employee of any Obligated Party except salary, wages, bonuses and director fees paid in the ordinary course of business and the consulting fees paid for Jeremiah M. Callahan's services as long as he is providing consulting services or acting as the president or chief operating officer of Holding in an amount not to exceed Five Thousand Dollars ($5,000) per week.

                                ARTICLE 13

                           Financial Covenants

Holding and Borrower covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, they will perform and observe the following financial covenants:

    Section 13.1   Total Debt to EBITDA.  As of the end of each Fiscal
Quarter during the periods set forth below beginning with the Fiscal Quarter ending March 31, 1998, Holding shall not permit the ratio of Total Debt of Holding determined on a consolidated basis which is outstanding as of the date of determination to EBITDA for the twelve (12) month period (or portion thereof since the Closing Date) then ending to exceed the ratio set forth below opposite the applicable period below:

                   Period
        -------------------------------
            From and
           including        Through              Ratio
        --------------   --------------     ---------------
            3/31/98         6/30/98               4.50
             7/1/98         9/30/98               4.25
            10/1/98        12/31/98               4.00
             1/1/99         6/30/99               3.75
             7/1/99         9/30/99               3.50
            10/1/99        12/31/99               3.25
             1/1/00         6/30/00               3.00
             7/1/00         9/30/00               2.75
            10/1/00         2/29/04               2.50

    Section 13.2 Interest Coverage. Holding shall not permit the ratio of Operating Cash Flow to cash interest expense of Holding and the Subsidiaries determined on a consolidated basis, both calculated for the twelve (12) month period (or portion thereof since the Closing Date) ending on the last day of each Fiscal Quarter (beginning with the Fiscal Quarter ending June 30, 1997) during the periods set forth below, to be less than the ratio set forth below opposite the applicable period below:

                   Period
        -------------------------------
            From and
           including        Through              Ratio
        --------------   --------------     ---------------
         Closing date       6/30/97               1.50
             7/1/97         9/30/97               1.85
            10/1/97         3/31/98               2.00
             4/1/98         9/30/98               2.25
            10/1/98         3/31/99               2.50
             4/1/99         9/30/99               2.75
            10/1/99         3/31/00               3.00
             4/1/00         9/30/00               3.25
            10/1/00         2/29/04               3.50

The phrase "Operating Cash Flow" means, for any period, the total of the following for Holding and the Subsidiaries calculated on a consolidated basis without duplication for such period: (a) EBITDA; minus (b) all Capital Expenditures which are not financed with Debt permitted by Section 12.1(f) but including Capital Expenditures financed with proceeds of the Revolving Loans.

    Section 13.3 Fixed Charge Coverage. Holding shall not permit the ratio of Operating Cash Flow to Fixed Charges computed on the basis of the Operating Cash Flow and Fixed Charges for the twelve (12) month period (or portion thereof since the Closing Date) ending on the last day of each Fiscal Quarter (beginning with the Fiscal Quarter ending June 30, 1997) to be less than the ratio set forth below opposite the applicable period below:

                   Period
        -------------------------------
            From and
           including        Through              Ratio
        --------------   --------------     ---------------
         Closing date       6/30/97               1.10
             7/1/97         6/30/98               1.15
             7/1/98         9/30/99               1.20
            10/1/99         2/29/04               1.25

The phrase "Fixed Charges" means, for any period, the total of the following for Holding and the Subsidiaries calculated on a consolidated basis without duplication for such period: (A) interest expense; plus (B) cash federal and state income taxes paid; plus (C) scheduled amortization of Debt paid or payable (excluding, to the extent included, nonpermanent principal repayments under the Revolving Loans); plus (D) the Dollar amount paid in connection with repurchases of stock, options or warrants consummated in accordance with
Section 12.4.

    Section 13.4 Capital Expenditure Limits. Holding shall not, and shall not permit any Subsidiary to, make or incur Capital Expenditures during a Fiscal Year in excess of an aggregate amount equal to the applicable Capital Expenditure Limit for such Fiscal Year. The term "Capital Expenditure Limit" means, for the Fiscal Years set forth below, the sum of (i) the Dollar amount set forth in the table below opposite the applicable Fiscal Year ( the Dollar amount as set forth for each Fiscal Year herein the "Yearly Limit") plus (ii) fifty percent (50%) of the portion of the Yearly Limit from the immediately preceding Fiscal Year which was not expended by Holding and Subsidiaries for Capital Expenditures in such preceding Fiscal Year. In calculating compliance with this Section 13.4, (a) Capital Expenditures made in a Fiscal Year shall first be debited against the Yearly Limit for such Fiscal Year then debited against the carryover of the Yearly Limit, if any, from the preceding Fiscal Year and (b) the aggregate amount of all payments due under a Capital Lease for the entire term thereof (excluding, however, the interest portion of capitalized lease payments) shall be considered expended in full on the date that the Capital Lease is entered into.

              Period                                 Amount
            -------------------------------------  ----------
            Closing Date through 12/31/97           $400,000
            1998 Fiscal Year                         500,000
            1999 Fiscal Year                         600,000
            2000 Fiscal Year                         700,000
            2001 and each Fiscal
              Year thereafter                        800,000

    Section 13.5 EBITDA. As of the end of each Fiscal Quarter set forth below, Holding shall not permit EBITDA for the twelve (12) month period (or portion thereof since the Closing Date) then ending to be less than the Dollar amount set forth below for such Fiscal Quarter end:

           Fiscal Quarter End          Dollar Amount
           ----------------------      -------------
                 6/30/97                 $1,900,000
                 9/30/97                 $3,800,000
                12/31/97                 $5,400,000
                 3/31/98                 $6,250,000
                 6/30/98                 $6,500,000
                 9/30/98                 $6,750,000
                12/31/98                 $7,000,000
                 3/31/99                 $7,250,000
                 6/30/99                 $7,500,000
                 9/30/99                 $7,750,000
                12/31/99                 $8,000,000
                 3/31/00                 $8,250,000
                 6/30/00                 $8,500,000
                 9/30/00                 $8,750,000
                12/31/00                 $9,000,000
                 3/31/01                 $9,250,000
                 6/30/01                 $9,500,000
                 9/30/01                 $9,700,000
        12/31/01 and each Fiscal
          Quarter thereafter            $10,000,000

     Section 13.6   Net Worth.   Holding will at all times maintain
Consolidated Net Worth (as defined below) in an amount not less than the sum of (a) Twelve Million Dollars ($12,000,000) plus (b) seventy-five percent (75%) of Holding's Net Income for each Fiscal Quarter to have completely elapsed since the Closing Date; plus (c) one hundred percent (100%) of the net cash proceeds of any sale of Securities or other contributions to the capital of Holding received by Holding since the Closing Date, calculated without duplication. If Net Income for a Fiscal Quarter is zero or less, no adjustment to the requisite level of Consolidated Net Worth shall be made.
The phrase "Consolidated Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of Holding and the Subsidiaries.

                            ARTICLE 14

                             Default

    Section 14.1 Events of Default. Each of the following shall be deemed an "Event of Default":

   (a) The Borrower shall fail to pay (i) when due any principal payable under any Loan Document or any part thereof; (ii) within three
   (3) Business Days of the date due any interest or fees payable under the Loan Documents or any part thereof; and (iii) within five (5) Business Days after the date Borrower receives written notice of the failure to pay when due any other Obligation or any part thereof.

   (b) Any representation, warranty or certification made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

   (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Article 12 or Article 13 of this Agreement, Article IV of the Borrower Security Agreement or
   Article 2 of any Mortgage to which it is a party. Any Subsidiary shall fail to perform, observe or comply with any covenant, agreement or term contained in Article IV of the Subsidiary Security Agreement to which it is a party or Article 2 of any Mortgage to which it is a party. Holding shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Article 12 or Article 13 of this Agreement,
   Article IV of the Holding Security Agreement or Article 2 of any Mortgage to which it is a party.

   (d) Holding shall fail to perform, observe or comply with any covenant, agreement or term contained in Section 11.1 of this Agreement and such failure shall continue for ten (10) Business Days.

   (e) The Borrower or any Obligated Party shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in any Loan Document (other than covenants to pay the Obligations, the covenants described in Subsections 14.1(c) and 14.1(d)) and such failure shall continue for a period of thirty (30) Business Days after the earlier of (i) the date the Agent or any Bank provides Borrower with notice thereof or (ii) the date Holding should have notified the Agent thereof in accordance with Subsection 11.1(h) hereof.

   (f) The Borrower or any Obligated Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing.

   (g) A proceeding or case shall be commenced, without the application, approval or consent of the Borrower or any Obligated Party in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or such Obligated Party or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or such Obligated Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against the Borrower or any Obligated Party shall be entered in an involuntary case under the Bankruptcy Code.

   (h) The Borrower or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000) against any of its assets or properties.

      (i) A final judgment or judgments for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate shall be rendered by a court or courts against the Borrower or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or the relevant Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

   (j) The Borrower or any Obligated Party shall fail to pay when due any principal of or interest on any Debt if the aggregate principal amount of the affected Debt equals or exceeds Five Hundred Thousand Dollars ($500,000) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any Debt in the aggregate principal amount equal to or in excess of Five Hundred Thousand Dollars ($500,000) that permits any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment. Without limiting the foregoing, an Event of Default shall occur if any event of default shall occur under the Subordinated Loan Documents which is not promptly cured or waived by Rice Partners, F-Southland, L.L.C. and FF-Southland, L.P.

   (k) This Agreement shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower any Obligated Party or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason (other than the negligence of the Agent or the release thereof in accordance with the Loan Documents) cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

   (l) Any of the following events shall occur or exist with respect to Holding or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject Holding to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed One Million Dollars ($1,000,000).

   (m)   Any Person or group (as defined in Section 13(d)(3) or
   14(d)(2) of the Exchange Act) shall become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 49% of the total voting power of all classes of capital stock then outstanding of Holding entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Holding.

   (n) Either (1) Rice Partners ceases to beneficially own and control, directly or indirectly, at least seventy percent (70%) of the issued and outstanding shares of capital stock of Holding (determined on a fully diluted basis) owned by Rice Partners on the Closing Date and calculated after taking into account any combinations, subdivisions or other transactions permitted hereby relating to common stock of the type described in Section 2.08(a)(ii) and (iii) of the Stock and Warrant Purchase Agreement, or (2) Rice Partners ceases to have the power to control a majority of the members of the board of directors of Holding.

   (o) Holding fails to own one hundred percent (100%) of the issued and outstanding shares of Borrower. The fact that Thomas J. Gilligan has a Lien on shares of capital stock of Southland which are held in treasury shall not result in the occurrence of an Event of Default under this clause (o) unless Thomas J. Gilligan forecloses on or otherwise causes such treasury shares to be issued out of treasury.

   (p) The Related Transaction shall fail to be consummated on the Closing Date, or with respect to any funding under the Acquisition Commitments, the proposed acquisition to be funded with the proceeds thereof shall fail to be consummated on the date of such funding.

    Section 14.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may (and if directed by Required Banks, shall) do any one or more of the following:

   (a) Acceleration. By notice to the Borrower, declare all outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower and Holding.

   (b) Termination of Commitments. Terminate the Commitments, including, without limitation, the obligation of the Agent to issue Letters of Credit, without notice to the Borrower or Holding.

   (c)   Judgment.  Reduce any claim to judgment.

   (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of itself and the Banks to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

   (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under Subsections 14.1(f) or 14.1(g) hereof, the Commitments of all of the Banks shall automatically terminate (including, without limitation, the obligation of the Agent to issue Letters of Credit), and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower and Holding.

    Section 14.3 Cash Collateral. If an Event of Default shall have occurred and be continuing the Borrower shall, if requested by the Agent or Required Banks, pledge to the Agent as security for the Obligations an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account at the Agent without any right of withdrawal by the Borrower.

    Section 14.4   Performance by the Agent.  If the Borrower or any
Obligated Party shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of the Borrower or such Obligated Party. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Banks in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of the Borrower or any Obligated Party under any Loan Document.

    Section 14.5 Setoff. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower or Holding (any such notice being hereby expressly waived by the Borrower and Holding), to set off and apply any and all deposits (general, time, demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower or Holding against any and all of the obligations of such party now or hereafter existing under any Loan Document, irrespective of whether or not the Agent or such Bank shall have made any demand under such Loan Documents and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower (with a copy to the Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

    Section 14.6   Continuance of Default.   For purposes of all Loan
Documents, a Default shall be deemed to have continued and exist until the Agent shall have actually received evidence satisfactory to Agent that such Default shall have been remedied.

                              ARTICLE 15

                              The Agent

    Section 15.1 Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes Banque Paribas to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document or any of the other Loan Documents except for its or their own gross negligence or willful misconduct.
 Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Note as the holder thereof until it receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Bank; (iii) shall not be required to initiate any litigation or collection proceedings under any Loan Document except to the extent requested by Required Banks; (iv) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder; (v) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks, and such instructions of Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, that the Agent shall not be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

    Section 15.2 Rights of Agent as a Bank. With respect to its Commitment, the Loans made by it and the Note issued to it, Banque Paribas (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of banking, trust, or other business with Holding, any Subsidiaries, any Obligated Party, and any other Person who may do business with or own securities of Holding, any Subsidiary, or any Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Banks.

    Section 15.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans or of commitment fees) unless the Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 15.1 hereof) take such action with respect to such Default as shall be directed by Required Banks, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall seem advisable and in the best interest of the Banks.

    Section 15.4   Indemnification.  THE BANKS HEREBY AGREE TO INDEMNIFY
THE AGENT AND PARIBAS CAPITAL MARKETS (BANQUE PARIBAS' SYNDICATION AGENT) FROM AND HOLD THE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 16.1 AND 16.2 HERETO, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 16.1 AND 16.2 HERETO), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENT PERCENTAGES) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

    Section 15.5 Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on the Agent or any other Bank, and based on such documentation and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into any Loan Document and that it will, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under any Loan Document. Except as otherwise specifically set forth herein, the Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Obligated Party of any Loan Document or to inspect the properties or books of the Borrower or any Obligated Party. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition or business of the Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

    Section 15.6 Several Commitments. The Commitments and other obligations of the Banks under any Loan Document are several. The default by any Bank in making a Loan in accordance with its Commitment shall not relieve the other Banks of their obligations under any Loan Document. In the event of any default by any Bank in making any Loan, each nondefaulting bank shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. No Bank shall be responsible for any act or omission of any other Bank.

    Section 15.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time by Required Banks if it has breached its obligations under the Loan Documents. Upon any such resignation or removal, Required Banks will have the right to appoint a successor Agent with the Borrower's consent, which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent approved by the Borrower, which approval will not be unreasonably withheld, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, contractual obligation, and duties of the resigning or removed Agent, including all obligations under any Letters of Credit, and the resigning or removed Agent shall be discharged from its duties and obligations under the Loan Documents, including, without limitation, its obligations under all Letters of Credit. After any Agent's resignation or removal as Agent, the provisions of this Article 15 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

    Section 15.8 Agent Fee. The Borrower agrees to pay to the Agent on the date hereof and on each anniversary of the date hereof the agent fee described in that certain letter dated February 12, 1997 from Bank Paribas to Rice Partners and Holding.

    Section 15.9 Authorized Actions. Agent shall be authorized, without any further action by any Bank to (a) subordinate or release the Liens granted to Agent to secure the Obligations with respect to any equipment purchased after the Closing Date, to any purchase money Liens granted therein in accordance with the permissions set out in Section 12.2 and (b) release the Agent's Liens in Collateral permitted to be sold hereunder.

                                 ARTICLE 16

                               Miscellaneous

    Section 16.1 Expenses. The Borrower hereby agrees to pay on demand without duplication: (a) all costs and expenses of the Agent arising in connection with the preparation, negotiation, execution, and delivery of the Loan Documents, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent; (b) all costs and expenses of the Agent arising in connection with assignments of the Loan Documents, the preparation, negotiation, execution and delivery of any of the Loan Documents executed and delivered after the Closing Date and any and all amendments or other modifications to the Loan Documents, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent; (c) all fees, costs and expenses of the Agent arising in connection with any Letter of Credit, including the Agent's customary fees for amendments, transfers and drawings on Letters of Credit; (d) all costs and expenses of the Agent in connection with any Default and the enforcement of any Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent; (e) all fees, costs and expenses of any Bank (including legal fees and expenses of counsel to any Bank) arising in connection with an Event of Default and the enforcement of any Loan Document during the continuance of an Event of Default; (f) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of any Loan Document; (e) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by any Loan Document; and (g) all other costs and expenses incurred by the Agent in connection with any Loan Document, including, without limitation, all costs, expenses, and other charges incurred in connection with obtaining any audit or appraisal in respect of the Collateral but subject to
Section 11.9(b)(iv).

    Section 16.2   Indemnification.  THE BORROWER SHALL INDEMNIFY THE
AGENT, PARIBAS CAPITAL MARKETS AND EACH BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) ANY BREACH BY THE BORROWER OR ANY OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (B) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF HOLDING OR ANY SUBSIDIARY, (C) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT OR ANY PAYMENT OR FAILURE TO PAY WITH RESPECT TO ANY LETTER OF CREDIT, (D) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON THE AGENT OR ANY BANK IN RESPECT OF ANY LETTER OF CREDIT, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY; PROVIDED THAT THE PERSON ENTITLED TO BE INDEMNIFIED UNDER THIS SECTION SHALL NOT BE INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS OR EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

    Section 16.3 Limitation of Liability. None of the Agent, any Bank, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower and, by the execution of the Loan Documents to which it is a party, each Obligated Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by the Borrower or any Obligated Party in connection with, arising out of, or in any way related to any of the Loan Documents, or any of the transactions contemplated by any of the Loan Documents.

    Section 16.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent or any Bank shall have the right to act exclusively in the interest of the Agent and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Holding, any Subsidiary or any of Holding's shareholders or any other Person.

    Section 16.5 No Fiduciary Relationship. The relationship between the Borrower and the Obligated Parties on the one hand and the Agent and each Bank on the other is solely that of debtor and creditor, and neither the Agent nor any Bank has any fiduciary or other special relationship with the Borrower or any Obligated Parties, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Obligated Parties on the one hand and the Agent and each Bank on the other and any Bank to be other than that of debtor and creditor.

    Section 16.6 Equitable Relief. The Borrower and Holding recognize that in the event the Borrower or any Obligated Party fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the Agent and the Banks. Holding and the Borrower therefore agree that the Agent and the Banks, if the Agent or the Required Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

    Section 16.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

    Section 16.8   Successors and Assigns.

   (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Borrower nor Holding may assign or transfer any of its rights or obligations hereunder or under any Loan Document without the prior written consent of the Agent and all of the Banks. Any Bank may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Letter of Credit Liabilities which it has made or in which it has a participating interest); provided, however, that
   (i) such Bank's obligations under the Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes and owner of its participation or other interests in Letter of Credit Liabilities for all purposes of any Loan Document, (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents, and
   (v) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under any Loan Document, other than the right to vote upon or consent to (1) any increase of such Bank's Commitments, (2) any reduction of the principal amount of, or interest to be paid on, the Loans or other Obligations of such Bank, (3) any reduction of any commitment fee, letter of credit fee, or other amount payable to such Bank under any Loan Document, or
   (4) any postponement of any date for the payment of any amount payable in respect of the Loans or other Obligations of such Bank.

   (b)   Holding, Borrower and each of the Banks agree that any Bank
   (the "Assigning Bank") may at any time assign to one or more commercial banks, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund, or other financial institution (whether a corporation, partnership, or other entity) (herein an "Eligible Assignee") all or a part of its rights and obligations under the Loan Documents (including, without limitation, its Commitments and Loans and participation interests) (each an "Assignee"); provided, however, that (i) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Notes subject to such assignment, and a processing and recordation fee of Three Thousand Dollars ($3,000) payable by the assignor or assignee (and not the Borrower); (ii) the Borrower and the Agent must consent to such assignment, which consent shall not be unreasonably withheld, with such consents to be evidenced by the Borrower's and the Agent's execution of the Assignment and Acceptance; and (iii) except in the case of an assignment of all of a Bank's rights and obligations under the Loan Documents, the amount of the Commitments of the assigning Bank being assigned or if any Commitment has terminated, the outstanding principal amount of the related Loans, pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than Five Million Dollars ($5,000,000). Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents and (y) the Bank that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto).

   (c) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to and Letter of Credit Liabilities participated in by, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Holding, Borrower, the Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

   (d) Upon its receipt of an Assignment and Acceptance executed by an Assigning Bank and Assignee representing that it is an Eligible Assignee, together with any Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit "I" hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice the Borrower, at its expense, shall execute and deliver to the Agent in exchange for the surrendered Notes new Notes to the order of such Eligible Assignee in an amount equal to the Commitments or Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained Commitments or Loans, Notes to the order of the assigning Bank in an amount equal to the Commitments and Loans retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of the applicable Notes attached as Exhibits hereto.

   (e) Any Bank may, to the extent permitted by applicable law and in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to Holding or the Subsidiaries furnished to such Bank by or on behalf of Holding or the Subsidiaries.

   (f) In connection with the Agent's initial syndication of the Loans, Borrower and Holding agree, to the extent permitted by applicable law, to (i) provide the Agent all information (including pro forma financial projections), in a form reasonably acceptable to the Agent, necessary for the preparation of an information memorandum describing Holding and the Subsidiaries, the Loans and any related transactions and
   (ii) cause its management, at the request of the Agent, to be available at reasonable times and from time to time to meet with potential lenders and discuss Holding, the Subsidiaries, their respective businesses and the transactions contemplated hereby.

    Section 16.9 Survival. All representations and warranties made in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document shall survive the execution and delivery of the Loan Documents and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article 8 hereof and Sections 16.1 and 16.2 hereof shall survive repayment of the Notes and termination of the Commitments and the Letters of Credit.

    Section 16.10 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES THERETO.

    Section 16.11 Amendments. No amendment or waiver of any provision of any Loan Document to which the Borrower or Holding is a party, nor any consent to any departure by the Borrower or Holding therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Banks, the Borrower and Holding, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Banks, the Borrower and Holding, do any of the following:
(a) increase Commitments of the Banks; (b) reduce the principal of, or interest on, the Notes, the Reimbursement Obligations, or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes, the Reimbursement Obligations, or any fees or other amounts payable hereunder; (d) waive or amend any of the conditions specified in Article 9 hereof; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the Letter of Credit Liabilities or the number of Banks which shall be required for the Banks or any of them to take any action under any Loan Document; (f) change any provision contained in this Section 16.11; (g) release any Collateral except as permitted by Section 15.9 or release the Borrower or any Obligated Party from liability; or (h) change any provision in Section 9.2 or waive compliance with any such provisions. Notwithstanding anything to the contrary contained in this Section, no amendment waiver, or consent shall be made with respect to Sections 2.7 or Article 15 hereof without the prior written consent of the Agent.

    Section 16.12   Maximum Interest Rate.

   (a) No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

   (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations; and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

    Section 16.13 Notices. All notices and other communications provided for in any Loan Document to which the Borrower or any Obligated Party is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or with respect to Banks not parties to this Agreement on the Closing Date, in its Assignment and Accepted and, if to an Obligated Party, at the address for notices for Borrower; or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to Section 2.7 or
7.3 hereof shall not be effective until received by the Agent.

    Section 16.14 Governing Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Dallas County, Texas, and shall be performable for all purposes in Texas. ANY ACTION OR PROCEEDING AGAINST EITHER HOLDING OR BORROWER UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS OR HARRIS COUNTY, TEXAS. EACH OF HOLDING AND BORROWER IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF HOLDING AND BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 16.13 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT OR ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR HOLDING OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY BORROWER OR ANY OBLIGATED PARTY AGAINST THE AGENT OR ANY BANK SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS OR HARRIS COUNTY, TEXAS.

    Section 16.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

    Section 16.16 Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of any Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

    Section 16.17 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

    Section 16.18 Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

    Section 16.19 Construction. The Borrower, each Obligated Party (by its execution of the Loan Documents to which it is a party) the Agent and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

    Section 16.20 Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

    Section 16.21 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.


   IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                JOTAN, INC.


                                By:________________________________
                                    Shea E. Ralph
                                    President


                                SHC ACQUISITION CORP.


                                By:________________________________
                                    Shea E. Ralph
                                    President and Chief Executive Officer

                                Address for Notices to Borrower or
                                any Obligated Party:

                                118 West Adams Street
                                Jacksonville, Florida 32202
                                Fax No.: (904) 353-0075
                                Telephone No.: (904) 353-2592
                                Attention: Mr. David Freedman


                                BANQUE PARIBAS, Houston Agency, as Agent
                                 and as a Bank
Revolving Commitment:
$12,000,000.00

Acquisition Commitment:         By:	_______
$10,000,000.00                      Pierre-Jean de Filippis
                                    General Manager
Term A Commitment:
$9,000,000.00
                                By: ____________________________________
Term B Commitment:                  Kenneth E. Moore, Jr.
$8,000,000.00                       Vice President


                                Address for Notices:

                                1200 Smith Street, Suite 3100
                                Houston, Texas  77002
                                Telecopy No.:   (713) 659-4811
                                Telephone No.:  (713) 659-3832

                                with a copy to:

                                2121 San Jacinto, Suite 930
                                Dallas, Texas 75201
                                Telecopy No.:    (214) 969-0260
                                Telephone No.:  (214) 969-0380


                                Lending Office for Prime Rate Accounts

                                1200 Smith Street, Suite 3100
                                Houston, Texas 77002


                                Lending Office for Libor Accounts

                                1200 Smith Street, Suite 3100
                                Houston, Texas 77002

                         Southland Acknowledgment

By execution below, Southland (a) acknowledges that as a result of the Acquisition Merger, Southland has succeeded to the rights and obligations of Borrower under the Loan Documents, (b) assumes the Obligations and (c) agrees to be bound by the Loan Documents as the Borrower.

                                  SOUTHLAND HOLDING COMPANY


                                  By:_____________________________________
                                     Shea E. Ralph
                                     President and Chief Executive Officer

STATE OF GEORGIA

COUNTY OF FULTON

This instrument was acknowledged before me on February ___, 1997, by Shea E. Ralph, President of Jotan, Inc., a Florida corporation, on behalf of said corporation.


                                  _________________________________________
                                  Notary Public, State of Georgia
                                  Commission Expires:______________________
                                  Printed Name:____________________________

STATE OF GEORGIA

COUNTY OF FULTON

This instrument was acknowledged before me on February ___, 1997, by Shea E. Ralph, President and Chief Executive Officer of SHC Acquisition Corp., a Florida corporation, on behalf of said corporation.


                                  _________________________________________
                                  Notary Public, State of Georgia
                                  Commission Expires:______________________
                                  Printed Name:____________________________

STATE OF GEORGIA

COUNTY OF FULTON

This instrument was acknowledged before me on February ___, 1997, by Shea E. Ralph, President and Chief Executive Officer and Chairman of Southland Holding Company, a Texas corporation, on behalf of said corporation.


                                  _________________________________________
                                  Notary Public, State of Georgia
                                  Commission Expires:______________________
                                  Printed Name:____________________________

                            INDEX TO EXHIBITS


                   Exhibit                Description of Exhibit

                    "A"                   Revolving Note
                    "B"                   Acquisition Note
                    "C"                   Term A Note
                    "D"                   Term B Note
                    "E"                   Borrowing Base Report
                    "F"                   Subsidiary Guaranty
                    "G"                   Holding Guaranty
                    "H"                   Holding Security Agreement
                    "I"                   Borrower Security Agreement
                    "J"                   Subsidiary Security Agreement
                    "K"                   Assignment and Acceptance
                    "L"                   Compliance Certificate



                           INDEX TO SCHEDULES

                   Schedule               Description of Schedule

                    1.1(a)                Mortgaged Property
                    1.1(b)                Pro Forma
                    1.1(c)                Previous Debt
                    10.2                  Projections
                    10.5                  Existing Litigation
                    10.14                 Subsidiaries; Capitalization
                    10.22                 Employee Matters
                    11.9                  Pledged Deposit Accounts
                    12.1                  Debt
                    12.2                  Liens

                            Schedule 1.1(a)
                                  to
                             Jotan, Inc.
                           Credit Agreement


                          Mortgaged Property


The real property located at the following addresses:

1730 Colonial Drive
Thomasville, Georgia 31792

3001 Directors Row
Orlando Central Park #59
Orlando, Florida 32809
Orange County

3625 Oakcliff Road
Doraville, Georgia
Dekalb County

8620 Dorsey Road
Corridor North Industrial Park
Jessup, Maryland
Howard County

                                Schedule 1.1(b)
                                       to
                                  Jotan, Inc.
                                Credit Agreement


                                    Pro Forma

                                Schedule 1.1(c)
                                       to
                                  Jotan, Inc.
                               Credit Agreement


                                 Previous Debt

1. Revolving Note in the original principal amount of $2,000,000 made by Holding in favor of the CIT Group/Credit Finance, Inc.

2. Term Note in the original principal amount of $525,000 made by Holding in favor of Neel and Associates dated March 7, 1994.

3. Term Note in the original principal amount of $25,000 made by Holding in favor of Neal and Associates dated March 7, 1994.

4. Debt of Southland to be repaid in accordance with the Southland Purchase Agreement.

5. Promissory Note in the amount of $942,093 made by Southland Holding Company in favor of Thomas J. Gilligan.

                                  Schedule 10.2
                                       to
                                   Jotan, Inc.
                                 Credit Agreement


                                  Projections

                                 Schedule 10.5
                                      to
                                  Jotan, Inc.
                               Credit Agreement


                             Existing Litigation


1. No. 96-16983; The February One Group, Inc. v. Jotan, Inc.; In the Supreme Court of the State of New York, County of Suffolk. On July 18, 1996, The February One Group, Inc. ("February One") filed suit against the Company in a dispute over the repayment of a loan that February One made to the Company. The Company believes that it has an offsetting claim against February One in a dispute over a failed financing attempt by Coleman & Co. The Company believes that any liabilities to February One are fully reflected on its books. The amount in dispute is $100,000 plus accrued interest.

2. No. CI96-2899, Division 40, Southland Container, Inc., Southland Container, Inc. of Florida, Southland Container, Inc. of Georgia and Southland Container, Inc. of North Carolina v. Eastern Seaboard Packaging, Inc., Eastern Seaboard Packaging Fla., Inc., Charles Capen, Bob O'Hara and various John Does; In the Circuit Court of the Ninth District in and for Orange County, Florida.

3. MCHR No. 9601-0540, EEOC No. 12F960264; Vincent Kelly v. Southland Container Incorporated of Maryland; currently before the Maryland
Commission on Human Relations.

4. See attached Exhibit 1 to this Schedule 10.5 for a list of open claims under Southland or its subsidiaries insurance policies.

                                  Schedule 10.14
                                        to
                                    Jotan, Inc.
                                 Credit Agreement


I.  Subsidiaries; Capitalization

        Jurisdiction of           Par   Authorized Outstanding         Percent
Company  Incorportion Share Type Value    Shares     Shares     Owner   Owner-
-------- ------------ ---------- ------ ---------- ---------- --------- ------

Holding    Florida    Common       $.01  40,000,000  5,679,411  Publicly  N/A
                                                                 Held
                      Preferred          10,000,000
                       Series B
                       Redeemable  $.01   5,000,000  1,329,357  See Below N/A
                                   $.01   5,000,000     50,000

Borrower   Florida    Common       $.01       1,000      1,000  Holding   100%

Southland  Texas      Common      $1.00  10,000,000    819,513  Holding   100%
Holding
Company

Atlantic   Florida    Common      $1.00       5,000        100  Holding   100%
Bag & Paper
Company

Southland  Texas      Common       $.01   1,000,000        500  Borrower  100%
Packaging,
Inc.

Southland  Texas      Common      $1.00     500,000     12,600  Borrower  100%
Container,
Inc. of
Maryland

Southland  Texas      Common       $.50     250,000     10,450  Borrower  100%
Container,
Inc. of
Georgia

Southland  Texas      Common      $1.00      10,000        900  Borrower  100%
Container,
Inc. of
New Jersey

Southland  Texas      Common       $.50     250,000      9,000  Borrower  100%
Container,
Inc. of
New York

Southland  Texas      Common       $.50     250,000     10,450  Borrower  100%
Container,
Inc. of
North
Carolina

Southland  Texas      Common       $.50     250,000     10,450  Borrower  100%
Container,
Inc. of
Florida

                    II.  Equity Sponsor Ownership of Holding

                         Series A    Series B                Total Warrants
Company                  Preferred   Preferred     Common    to acquire Common
------------------------ ----------  ----------  ----------  -----------------
A.	Rice Partners        None        40,000       None        12,096,929
B.	F-Jotan, L.L.C.    1,329,357      None        None            None
C.	F-Southland, L.L.C.  None         5,000       None         1,557,030
D.	FF-Southland, L.P.   None         5,000       None         1,557,030



                      III.  Options, Warrants, etc.

1. Warrants disclosed in item II above issued on the Closing Date pursuant to the Stock and Warrant Purchase Agreement.

2. That certain Shareholder Agreement dated as of February 28, 1997 among Holding, Rice Partners, F-Southland, L.L.C., FF-Southland, L.P., F-
Jotan, L.L.C., and the other shareholders of Holding disclosed therein and the rights to acquire stock set forth therein.

3. Holding currently has issued options and warrants to acquire no more than 2,000,000 shares of Holding common stock issued or reserved for issuance to present and management and directors of Holding pursuant to a stock incentive program approved by the board of directors of Holding.

                               Schedule 10.22
                                     to
                                Jotan, Inc.
                              Credit Agreement


                               Employee Matters

The following individuals have employment agreements with Holding governing salary and other compensation issues:

Name                 Agreement Date       Compensation Amount
------------------   ------------------   ---------------------------------
Shea Ralph           November 22, 1996    Salary: $85,000 plus potential
                                          bonuses and stock options

David Freedman       November 22, 1996    Salary: $85,000 plus potential
                                          bonuses and stock options

Al Thompson          November 22, 1996    Salary: $85,000 plus potential
                                          bonuses and stock options

The following individuals have employment agreements with Southland governing salary and other compensation issues:

Name                 Agreement Date       Compensation Amount
------------------   ------------------   ----------------------------------
John Becker          February 28, 1997    $112,000/yr. plus potential
                                          bonuses

Frederick Brown      February 28, 1997    $112,000/yr. plus potential
                                          bonuses

Charles J. Cook      February 28, 1997    $112,000/yr. plus potential
                                          bonuses

Daniel Bernard Lyons February 28, 1997    $112,000/yr. plus potential
                                          bonuses

Robert Menzel        February 28, 1997    $85,000/yr. plus potential
                                          bonuses

Earl Carol Smith     February 28, 1997    $112,000/yr. plus potential
                                          bonuses

Gary R. Zimmerman    February 28, 1997    $112,000/yr. plus potential
                                          bonuses

                               Schedule 11.9
                                    to
                                Jotan, Inc.
                             Credit Agreement

                           Pledged Deposit Accounts


Account                                                    Depositor
-----------------------------------------------           -----------
1.    First Union National Bank of Florida                  Holding
Acct. No. 20799000152061
Acct. No. 2079900152074
Acct. No. 2079900152090
Acct. No. 2079940002728
Acct. No. 2090000588080
Acct. No. 2090001397872
Acct. No. 2079900150911
Acct. No. 9981227327


2.	Bank One Texas N.A.                              Southland/Borrower
Acct. No. 9930041378
Acct. No. 9932169843


3.	NationsBank                                   Southland Container, Inc.
Acct. No. 6062708862                                     of Maryland
Acct. No. 6063607170


4.	NationsBank of (South), N.A.                  Southland Container, Inc.
Acct. No. 0109001173                                      of Georgia
Acct. No. 0105218474


                                 Schedule 12.1
                                      to
                                  Jotan, Inc.
                               Credit Agreement


                                    Debt

1. Promissory Note in the amount of $942,093 made by Southland Holding Company in favor of Thomas J. Gilligan.

2. Capital Lease Obligations of Southland and its Subsidiaries disclosed pursuant to Schedule 2.22(a)(ii) of the Southland Purchase Agreement.

3. Disputed indebtedness in the amount of $100,000 plus accrued interest potentially owed to The February One Group, Inc.

                                Schedule 12.2
                                     to
                                 Jotan, Inc.
                              Credit Agreement

                                   Liens


Debtor       Jurisdiction    Secured       File      File     Collateral
                             Party         Number    Date     or Type
-----------  --------------- ------------- --------- -------- ----------------
Southland    Gwinett County, Transport     19954784  05/15/95 2-1985 Fruehauf
Container,   Georgia         International                    28' PUP
Inc. of                      Pool, Inc.
Georgia

Southland    New Jersey      Citicorp      1643791   07/03/95 Mitsubishi
Container,   Secretary of    Dealer                           forklift
Inc. of New  State           Finance
Jersey

Southland    New Jersey      Citicorp      1638423   06/05/95 Mitsubishi
Container,   Secretary of    Dealer                           forklift
Inc. of New  State           Finance
Jersey

Southland    New Jersey      Citicorp      127370    06/22/95 Mitsubishi
Container,   Secretary of    Dealer                           forklift
Inc. of New  State           Finance
Jersey

Atlantic Bag  Tennessee      Toyota        94-306300 05/02/94 Forklift
& Paper Co.,  Secretary of   Motor
Inc., d/b/a   State          Credit
Jotan Company                Corp.

Jotan         Thomasville    Associates    94-2103   11/09/94 Forklift
Thomasville   County,        Leasing
Inc.          Georgia        Inc.

Atlantic Bag  Florida        Clark         93-175353 08/20/93 Forklift
& Paper       Department of  Credit
Company       State          Corporation

Atlantic Bag  Florida        Clark         93-206783 10/04/93 Forklift
& Paper       Department of  Credit
Company       State          Corporation

Southland     N/A            Thomas J.     N/A          N/A   Treasury shares
Holding                      Gilligan                         of Southland
Company                                                       Holding Company

Southland     DeKalb         fed tax       5924/046  08/19/87 $1,101.69*
Container,    County,        lien                             tax lien
Inc. of       Georgia
Georgia

Southland     DeKalb         fed tax       6296/362  11/22/88 $2,990.45*
Container,    County,        lien                             tax lien
Inc. of       Georgia
Georgia

Southland     Massachusetts  state tax     32299     04/25/96 $3,191.49*
Container,    Secretary of   lien                             tax lien
Inc. of New   State
Jersey

Atlantic Bag  Dural County,  judgement     95070956           $10,153
& Paper       Florida                                         judgement*
Company

Atlantic Bag  Dural County,  Drumheller    95144845           $4,237.46*
& Paper       Florida        Bag and
Company                      Supply, Inc.


* The instruments creating these liens continue to be of record but the taxes, judgments and other obligations secured thereby have been paid or otherwise satisfied.

                               EXHIBIT "A"
                                  TO
                               JOTAN, INC.
                            CREDIT AGREEMENT


                             Revolving Note

                             REVOLVING NOTE


$____________                Dallas, Texas               ____________, 1997

     FOR VALUE RECEIVED, the undersigned, SHC ACQUISITION CORP., a Florida corporation (the "Borrower" who will merge with and into SOUTHLAND HOLDING COMPANY and after such merger "Borrower" shall mean SOUTHLAND HOLDING COMPANY), hereby promises to pay to the order of ___________________________ (the "Bank"), at the Principal Office of the Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of ____________________________________________________________________
DOLLARS ($____________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Bank to the Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The Borrower hereby authorizes the Bank to record in its records the amount of each Revolving Loan and Type of Accounts established under each Revolving Loan and all Continuations, Conversions and payments of principal in respect thereof, which records shall, in the absence of manifest error, constitute prima facie evidence of the accuracy thereof; provided, however, that the failure to make such notation with respect to any such Revolving Loan or payment shall not limit or otherwise affect the obligations of the Borrower under the Credit Agreement or this Revolving Note.

     This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement dated as of February 28, 1997, among the Borrower, Jotan, Inc., the Bank, the other banks named therein and Banque Paribas, as agent for such banks ("Agent") (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being referred to herein as the "Credit
 Agreement"), and evidences Revolving Loans made by the Bank thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Revolving Note upon the happening of certain stated events and for prepayments of Revolving Loans prior to the maturity of this Revolving Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Revolving Note have the respective meanings assigned to them in the Credit Agreement.

     This Revolving Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

     Except for any notices expressly required by the Loan Documents, the Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Revolving Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Revolving Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release any such party or to release or substitute part or all of the collateral securing this Revolving Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

                                 SHC ACQUISITION CORP.


                                 By:___________________________________
                                 Name:_________________________________
                                 Title:________________________________


STATE OF GEORGIA

COUNTY OF FULTON

     This instrument was acknowledged before me on February ___, 1997, by Shea E. Ralph, President and Chief Executive Officer of SHC Acquisition Corp., a Florida corporation, on behalf of said corporation.


                                 _______________________________________
                                 Notary Public, State of Georgia
                                 Commission Expires:____________________
                                 Printed Name:__________________________

                             EXHIBIT "B"
                                 TO
                             JOTAN, INC.
                          CREDIT AGREEMENT


                          Acquisition Note

                          ACQUISITION NOTE


$____________              Dallas, Texas               ____________, 1997

     FOR VALUE RECEIVED, the undersigned, SHC ACQUISITION CORP., a Florida corporation (the "Borrower" who will merge with and into SOUTHLAND HOLDING COMPANY and after such merger "Borrower" shall mean SOUTHLAND HOLDING COMPANY), hereby promises to pay to the order of _______________________
(the "Bank"), at the Principal Office of the Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of _____________________________________________________ DOLLARS
($____________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Acquisition Loans made by the Bank to the Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Acquisition Loan, at such office, in like money and funds, for the period commencing on the date of such Acquisition Loan until such Acquisition Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The Borrower hereby authorizes the Bank to record in its records the amount and type of each Acquisition Loan and the Type of Accounts established under each Acquisition Loan and all Continuations, Conversions and payments of principal in respect thereto, which records shall, in the absence of manifest error, constitute prima facie evidence of the accuracy thereof; provided, however, that the failure to make such notation with respect to any such Acquisition Loan, Accounts or payment shall not limit or otherwise affect the obligations of the Borrower under the Credit Agreement or this Acquisition Note.

     This Acquisition Note is one of the Acquisition Notes referred to in the Credit Agreement dated as of February 28, 1997, among the Borrower, Jotan, Inc., the Bank, the other banks named therein and Banque Paribas, as agent for such banks ("Agent") (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being referred to herein as the "Credit Agreement"), and evidences Acquisition Loans made by the Bank thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Acquisition Note upon the happening of certain stated events and for prepayments of Acquisition Loans prior to the maturity of this Acquisition Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Acquisition Note have the respective meanings assigned to them in the Credit Agreement.

     This Acquisition Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

     Except for any notices expressly required by the Loan Documents, the Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Acquisition Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consents to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Acquisition Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release any such party or release or substitute part or all of the collateral securing this Acquisition Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

                                  SHC ACQUISITION CORP.


                                  By:__________________________________
                                  Name:________________________________
                                  Title:_______________________________

                            EXHIBIT "C"
                               TO
                            JOTAN, INC.
                         CREDIT AGREEMENT


                           Term A Note

                           TERM A NOTE

$________________          Dallas, Texas                  ____________, 1997

     FOR VALUE RECEIVED, the undersigned, SHC ACQUISITION CORP., a Florida corporation (the "Borrower" who will merge with and into SOUTHLAND HOLDING COMPANY and after such merger "Borrower" shall mean SOUTHLAND HOLDING COMPANY), hereby promises to pay to the order of ________________ (the "Bank"), at the Principal Office of the Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of ______________________ ($___________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Term A Loans made by the Bank to the Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Term A Loans, at such office, in like money and funds, for the period commencing on the date of such Term A Loans until such Term A Loans shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The Borrower hereby authorizes the Bank to record in its records the amount of the Term A Loans and Type of Accounts established thereunder and all Continuations, Conversions and payments of principal in respect thereto, which records shall, in the absence of manifest error constitute prima facie evidence of the accuracy thereof; provided, however, that the failure to make such notation with respect to the Term A Loans, or such Accounts or payment shall not limit or otherwise affect the obligations of the Borrower under the Credit Agreement or this Term A Note.

     This Term A Note is one of the Term A Notes referred to in the Credit Agreement dated as of February 28, 1997, among the Borrower, Jotan, Inc., the Bank, the other banks named therein and Banque Paribas, as agent for such banks ("Agent") (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being referred to herein as the "Credit Agreement") and evidences the Term A Loans made by the Bank thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Term A Note upon the happening of certain stated events and for prepayments of Term A Loans prior to the maturity of this Term A Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Term A Note have the respective meanings assigned to them in the Credit Agreement.

     This Term A Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

     Except for any notice expressly required by the Loan Documents, the Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Term A Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Term A Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release any such party or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

                                 SHC ACQUISITION CORP.


                                 By:___________________________________
                                 Name:_________________________________
                                 Title:________________________________

                                 EXHIBIT "D"
                                    TO
                                 JOTAN, INC.
                              CREDIT AGREEMENT


                                Term B Note

                                TERM B NOTE

$________________               Dallas, Texas           ____________, 1997

     FOR VALUE RECEIVED, the undersigned, SHC ACQUISITION CORP., a Florida corporation (the "Borrower" who will merge with and into SOUTHLAND HOLDING COMPANY and after such merger "Borrower" shall mean SOUTHLAND HOLDING COMPANY), hereby promises to pay to the order of ________________ (the "Bank"), at the Principal Office of the Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of ______________________ ($___________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Term B Loans made by the Bank to the Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Term B Loans, at such office, in like money and funds, for the period commencing on the date of such Term B Loans until such Term B Loans shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The Borrower hereby authorizes the Bank to record in its records the amount of the Term B Loans and Type of Accounts established thereunder and all Continuations, Conversions and payments of principal in respect thereto, which records shall, in the absence of manifest error constitute prima facie evidence of the accuracy thereof; provided, however, that the failure to make such notation with respect to the Term B Loans, or such Accounts or payment shall not limit or otherwise affect the obligations of the Borrower under the Credit Agreement or this Term B Note.

     This Term B Note is one of the Term B Notes referred to in the Credit Agreement dated as of February 28, 1997, among the Borrower, Jotan, Inc., the Bank, the other banks named therein and Banque Paribas, as agent for such banks ("Agent") (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being referred to herein as the "Credit Agreement") and evidences the Term B Loans made by the Bank thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Term B Note upon the happening of certain stated events and for prepayments of Term B Loans prior to the maturity of this Term B Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Term B Note have the respective meanings assigned to them in the Credit Agreement.

     This Term B Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

     Except for any notice expressly required by the Loan Documents, the Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Term B Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Term B Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release any such party or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

                                  SHC ACQUISITION CORP.


                                  By:___________________________________
                                  Name:_________________________________
                                  Title:________________________________

                                EXHIBIT "F"
                                   TO
                                JOTAN, INC.
                             CREDIT AGREEMENT

                            Subsidiary Guaranty

                            GUARANTY AGREEMENT
                              (Subsidiary)

     WHEREAS, SHC ACQUISITION CORP., a Florida corporation ("Borrower" who will merge with and into SOUTHLAND HOLDING COMPANY and after such merger "Borrower" shall mean Southland Holding Company) has entered into that certain Credit Agreement dated February 28, 1997, among Borrower, Jotan, Inc., the banks named therein ("Banks") and Banque Paribas, as agent for such Banks ("Agent") (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement" and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement);

     WHEREAS, the execution of this Guaranty Agreement is a condition to each Bank's obligations under the Credit Agreement;

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, ________________, a ________________ corporation (the "Guarantor"), hereby irrevocably and unconditionally guarantees to the Agent and the Banks the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

    1. The term "Guaranteed Indebtedness", as used herein means all of the "Obligations", as defined in the Credit Agreement and shall include any and all post-petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law; provided that the Guaranteed Indebtedness shall be limited to an aggregate amount equal to the largest amount that would not render Guarantor's obligations hereunder subject to avoidance under Section 544 or 548 of the United States Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances.

    2. Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the "Related Guaranties") which contain a contribution provision similar to that set forth in this paragraph 2, together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made by Guarantor under this Guaranty or a guarantor under a Related Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to
(i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by

(ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Related Guaranties in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty and the Related Guaranties, in each case determined in accordance with the provisions hereof and thereof; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this paragraph 2, the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty and the Related Guaranties (including, without limitation, in respect of this paragraph 2 or any similar provision contained in a Related Guaranty). The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this paragraph 2 or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this paragraph 2.

    3. This instrument shall be an absolute, continuing, irrevocable and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrower may have against Agent, any Bank or any other party, or which Guarantor may have against Borrower, Agent, any Bank or any other party, shall be available to, or shall be asserted by, Guarantor against Agent, any Bank or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

    4. If Guarantor becomes liable for any indebtedness owing by Borrower to Agent or any Bank by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of Agent and Banks hereunder shall be cumulative of any and all other rights that Agent and Banks may ever have against Guarantor. The exercise by Agent and Banks of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

    5. In the event of default by Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to Agent and Banks without notice or demand in lawful currency of the United States of America and it shall not be necessary for Agent and Banks, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. In the event such payment is made by Guarantor, then Guarantor shall be subrogated to the rights then held by Agent and any Bank with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by Guarantor and, in addition, upon payment by Guarantor of any sums to Agent and any Bank hereunder, all rights of Guarantor against Borrower, any other guarantor or any Collateral arising as a result therefrom by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Guaranteed Indebtedness.

    6. If acceleration of the time for payment of any amount payable by Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by Guarantor hereunder forthwith on demand by Agent or any Bank.

    7. Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness;
(c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness;
(e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Agent or any Bank to Borrower, Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Agent or any Bank to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by Borrower or any other party to Agent or any Bank is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Agent or any Bank is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of Agent or any Bank to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or Guarantor.

    8.    Guarantor represents and warrants to Agent and Banks as follows:

        (a) All representations and warranties in the Credit Agreement relating to Guarantor are true and correct.

        (b) The value of the consideration received and to be received by Guarantor as a result of Borrower, Agent and Banks entering into the Credit Agreement and Guarantor executing and delivering this Guaranty Agreement and the other Loan Documents to which it is a party is reasonably worth at least as much as the liability and obligation of Guarantor hereunder and thereunder, and such liability and obligation of Guarantor and the Credit Agreement have benefitted and may reasonably be expected to benefit Guarantor directly or indirectly.

        (c) Guarantor has, independently and without reliance upon Agent or any Bank and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into the Loan Documents to which it is a party.

        (d) Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower and Guarantor is not relying upon Agent or the Banks to provide (and neither the Agent nor any Bank shall have any duty to provide) any such information to Guarantor either now or in the future.

    9. Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or any Bank has any commitment under the Credit Agreement, Guarantor will comply with all covenants set forth in the Credit Agreement specifically applicable to Guarantor.

   10. When an Event of Default exists, Agent and Banks shall have the right to set-off and apply against this Guaranty Agreement or the Guaranteed

Indebtedness or both, at any time and without notice to Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Agent and Banks to Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not Agent or any Bank shall have made any demand under this Guaranty Agreement. The rights and remedies of Agent and the Banks hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Agent or any Bank may have.

   11. Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Guaranteed Indebtedness as herein provided. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Debtor (hereafter defined) or received, accepted, retained or applied by Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash; except that prior to occurrence of a Default, Guarantor shall have the right to receive payments on the Subordinated Indebtedness made in the ordinary course of business. After the occurrence and during the continuance of a Default, no payments of principal or interest may be made or given, directly or indirectly, by or on behalf of any Debtor or received, accepted, retained or applied by Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash; provided, however, that when such Default is cured or waived, Guarantor's right to receive, accept, retain or apply payments on Subordinated Indebtedness shall resume. If any sums shall be paid to Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by Guarantor for the benefit of Agent and the Bank and shall forthwith be paid to Agent without affecting the liability of Guarantor under this Guaranty Agreement and may be applied by Agent against the Guaranteed Indebtedness in accordance with the Credit Agreement. Upon the request of Agent, Guarantor shall execute, deliver, and endorse to Agent such documentation as Agent may request to perfect, preserve, and enforce its rights hereunder. For purposes of this Guaranty Agreement, the term "Subordinated Indebtedness" means all indebtedness, liabilities, and obligations of Borrower or any Obligated Party other than Guarantor (Borrower and such Obligated Parties herein the "Debtors") to Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.

        (a) Guarantor agrees that any and all Liens (including any judgment liens), upon any Debtor's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Debtor's assets securing payment of the Guaranteed Indebtedness or any part thereof, regardless of whether such Liens in favor of Guarantor, Agent or any Bank presently exist or are hereafter created or attached. Without the prior written consent of Agent, Guarantor shall not (i) file suit against any Debtor or exercise or enforce any other creditor's right it may have against any Debtor, or
    (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any obligations of any Debtor to Guarantor or any Liens held by Guarantor on assets of any Debtor.

        (b) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Debtor as debtor, Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Guaranteed Indebtedness has been paid in full in cash. Agent may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in accordance with the Credit Agreement.

        (c) Guarantor agrees that all promissory notes, accounts receivable, ledgers, records, or any other evidence of Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty Agreement.

    12. No amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Agent and Required Banks except as otherwise provided in the Credit Agreement. No failure on the part of Agent or any Bank to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

    13. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or others (including Guarantor), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of Guarantor against Agent or any Bank shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

    14. This Guaranty Agreement is for the benefit of Agent and the Banks and their successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on Guarantor, but on Guarantor's successors and assigns.

    15. Guarantor recognizes that Agent and the Banks are relying upon this Guaranty Agreement and the undertakings of Guarantor hereunder and under the other Loan Documents to which it is a party in making extensions of credit to Borrower under the Credit Agreement and further recognizes that the execution and delivery of this Guaranty Agreement and the other Loan Documents to which it is a party is a material inducement to Agent and the Banks in entering into the Credit Agreement and continuing to extend credit thereunder.
 Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement or any other Loan Document to which it is a party.

    16. Any notice or demand to Guarantor under or in connection with this Guaranty Agreement or any other Loan Document to which it is a party shall be deemed effective if given to Guarantor, care of Borrower in accordance with the notice provisions in the Credit Agreement.

    17. Guarantor shall pay on demand all attorneys' fees and all other costs and expenses incurred by Agent and Banks in connection with the administration, enforcement, or collection of this Guaranty Agreement.

    18. Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

    19. The Credit Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that Agent and the Banks may exercise any and all rights granted to any of them under the Credit Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement.

    20. THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR, AGENT AND BANKS WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY AGREEMENT IS INTENDED BY GUARANTOR, AGENT AND BANKS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY AGREEMENT, AND NO COURSE OF DEALING AMONG GUARANTOR, AGENT AND BANKS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS AMONG GUARANTOR, AGENT AND BANKS.

EXECUTED as of the 28th day of February 1997.

                                  GUARANTOR:


                                  ___________________________________

                                  By:________________________________
                                  Name:______________________________
                                  Title:_____________________________

                                 EXHIBIT "G"
                                    TO
                                 JOTAN, INC.
                              CREDIT AGREEMENT

                              Holding Guaranty

                             GUARANTY AGREEMENT
                                 (Holding)

     WHEREAS, SHC ACQUISITION CORP., a Florida corporation ("Borrower" who will merge with and into SOUTHLAND HOLDING COMPANY and after such merger "Borrower" shall mean SOUTHLAND HOLDING COMPANY) has entered into that certain Credit Agreement dated February 28, 1997, among Borrower, Jotan, Inc., the banks named therein ("Banks") and Banque Paribas, as agent for such Banks ("Agent") (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement" and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement);

     WHEREAS, the execution of this Guaranty Agreement is a condition to each Bank's obligations under the Credit Agreement;

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, JOTAN, INC., a Florida corporation (the "Guarantor"), hereby irrevocably and unconditionally guarantees to the Agent and the Banks the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

    1. The term "Guaranteed Indebtedness", as used herein means all of the "Obligations", as defined in the Credit Agreement and shall include any and all post-petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law.

    2. Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the "Related Guaranties") which contain a contribution provision similar to that set forth in this paragraph 2, together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made by Guarantor under this Guaranty or a guarantor under a Related Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to
(i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by
(ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Related Guaranties in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty and the Related Guaranties, in each case determined in accordance withp the provisions hereof and thereof; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this paragraph 2, the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty and the Related Guaranties (including, without limitation, in respect of this paragraph 2 or any similar provision contained in a Related Guaranty). The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this paragraph 2 or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this paragraph 2.

    3. This instrument shall be an absolute, continuing, irrevocable and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrower may have against Agent, any Bank or any other party, or which Guarantor may have against Borrower, Agent, any Bank or any other party, shall be available to, or shall be asserted by, Guarantor against Agent, any Bank or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

    4. If Guarantor becomes liable for any indebtedness owing by Borrower to Agent or any Bank by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of Agent and Banks hereunder shall be cumulative of any and all other rights that Agent and Banks may ever have against Guarantor. The exercise by Agent and Banks of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

    5. In the event of default by Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to Agent and Banks without notice or demand in lawful currency of the United States of America and it shall not be necessary for Agent and Banks, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. In the event such payment is made by Guarantor, then Guarantor shall be subrogated to the rights then held by Agent and any Bank with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by Guarantor and, in addition, upon payment by Guarantor of any sums to Agent and any Bank hereunder, all rights of Guarantor against Borrower, any other guarantor or any Collateral arising as a result therefrom by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Guaranteed Indebtedness.

    6. If acceleration of the time for payment of any amount payable by Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by Guarantor hereunder forthwith on demand by Agent or any Bank.

    7. Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness;
(c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness;
(e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Agent or any Bank to Borrower, Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Agent or any Bank to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by Borrower or any other party to Agent or any Bank is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Agent or any Bank is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of Agent or any Bank to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or Guarantor.

    8.    Guarantor represents and warrants to Agent and Banks as follows:

        (a) The value of the consideration received and to be received by Guarantor as a result of Borrower, Agent and Banks entering into the Credit Agreement and Guarantor executing and delivering this Guaranty Agreement and the other Loan Documents to which it is a party is reasonably worth at least as much as the liability and obligation of Guarantor hereunder and thereunder, and such liability and obligation of Guarantor and the Credit Agreement have benefitted and may reasonably be expected to benefit Guarantor directly or indirectly.

        (b) Guarantor has, independently and without reliance upon Agent or any Bank and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into the Loan Documents to which it is a party.

        (c) Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower and Guarantor is not relying upon Agent or the Banks to provide (and neither the Agent nor any Bank shall have any duty to provide) any such information to Guarantor either now or in the future.

    9. Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or any Bank has any commitment under the Credit Agreement, Guarantor will comply with all covenants set forth in the Credit Agreement specifically applicable to Guarantor.

   10. Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Guaranteed Indebtedness as herein provided. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Debtor (hereafter defined) or received, accepted, retained or applied by Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash; except that prior to occurrence of a Default, Guarantor shall have the right to receive payments on the Subordinated Indebtedness made in the ordinary course of business. After the occurrence and during the continuance of a Default, no payments of principal or interest may be made or given, directly or indirectly, by or on behalf of any Debtor or received, accepted, retained or applied by Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash; provided, however, that when such Default is cured or waived, Guarantor's right to receive, accept, retain or apply payments on the Subordinated Indebtedness shall resume. If any sums shall be paid to Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by Guarantor for the benefit of Agent and the Bank and shall forthwith be paid to Agent without affecting the liability of Guarantor under this Guaranty Agreement and may be applied by Agent against the Guaranteed Indebtedness in accordance with the Credit Agreement. Upon the request of Agent, Guarantor shall execute, deliver, and endorse to Agent such documentation as Agent may request to perfect, preserve, and enforce its rights hereunder. For purposes of this Guaranty Agreement, the term "Subordinated Indebtedness" means all indebtedness, liabilities, and obligations of Borrower or any Obligated Party other than Guarantor (Borrower and such Obligated Parties herein the "Debtors") to Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.

        (a) Guarantor agrees that any and all Liens (including any judgment liens), upon any Debtor's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Debtor's assets securing payment of the Guaranteed Indebtedness or any part thereof, regardless of whether such Liens in favor of Guarantor, Agent or any Bank presently exist or are hereafter created or attached. Without the prior written consent of Agent, Guarantor shall not (i) file suit against any Debtor or exercise or enforce any other creditor's right it may have against any Debtor, or
    (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any obligations of any Debtor to Guarantor or any Liens held by Guarantor on assets of any Debtor.

        (b) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Debtor as debtor, Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Guaranteed Indebtedness has been paid in full in cash. Agent may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in accordance with the Credit Agreement.

        (c) Guarantor agrees that all promissory notes, accounts receivable, ledgers, records, or any other evidence of Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty Agreement.

   11. No amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Agent and Required Banks except as otherwise provided in the Credit Agreement. No failure on the part of Agent or any Bank to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

   12. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or others (including Guarantor), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of Guarantor against Agent or any Bank shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

   13. This Guaranty Agreement is for the benefit of Agent and the Banks and their successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on Guarantor, but on Guarantor's successors and assigns.

   14. Guarantor recognizes that Agent and the Banks are relying upon this Guaranty Agreement and the undertakings of Guarantor hereunder and under the other Loan Documents to which it is a party in making extensions of credit to Borrower under the Credit Agreement and further recognizes that the execution and delivery of this Guaranty Agreement and the other Loan Documents to which it is a party is a material inducement to Agent and the Banks in entering into the Credit Agreement and continuing to extend credit thereunder.
 Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement or any other Loan Document to which it is a party.

   15. Any notice or demand to Guarantor under or in connection with this Guaranty Agreement or any other Loan Document to which it is a party shall be deemed effective if given to Guarantor, care of Borrower in accordance with the notice provisions in the Credit Agreement.
<PAGEP
   16. Guarantor shall pay on demand all attorneys' fees and all other costs and expenses incurred by Agent and Banks in connection with the administration, enforcement, or collection of this Guaranty Agreement.

   17. Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

   18. The Credit Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that Agent and the Banks may exercise any and all rights granted to any of them under the Credit Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement.

   19. THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR, AGENT AND BANKS WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY AGREEMENT IS INTENDED BY GUARANTOR, AGENT AND BANKS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY AGREEMENT, AND NO COURSE OF DEALING AMONG GUARANTOR, AGENT AND BANKS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS AMONG GUARANTOR, AGENT AND BANKS.

EXECUTED as of the 28th day of February 1997.

                                     GUARANTOR:

                                     JOTAN, INC.

                                     By:________________________________
                                     Name:______________________________
                                     Title:_____________________________